UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Tactile Systems Technology, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Tactile Systems Technology, Inc. 3701 Wayzata Boulevard, Suite 300 Minneapolis, Minnesota 55416

Notice of Annual Meeting of Stockholders

LOCATION: Wells Fargo Center 90 South Seventh St., Ste 2200 Minneapolis, MN

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials and our 2023 Annual Report to Stockholders. The Notice contains instructions on how to access those documents and to cast your vote via the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2023 Annual Report to Stockholders. All stockholders who do not receive a Notice will receive a copy of the proxy materials and the 2023 Annual Report to Stockholders. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

By Order of the Board of Directors,

Daniel L. Reuvers

Chief Executive Officer and Director

Minneapolis, Minnesota

March 27, 2024

TIME AND DATE: 9:00 a.m., CDT, Monday, May 8, 2024
RECORD DATE: March 13, 2024
ITEMS OF BUSINESS:
1. To elect eight directors

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024

3. To approve, on an advisory basis, the 2023 compensation of our named executive officers as disclosed in the accompanying Proxy Statement

4. To approve an amendment to our Amended and Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law

5. To transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof
PROXY VOTING:
Over the Internet at www.proxyvote.com
Sign, date, and return your proxy card in the enclosed envelope to vote by mail.
Telephone by following the instructions on the proxy card.

PAGE		PAGE
PROXY STATEMENT	5	PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	30
Proxy Summary	5	EXECUTIVE COMPENSATION	31
Current Board of Directors	6	Compensation Discussion and Analysis	31
Director Skills and Experience	7	Compensation and Organization Committee Report	42
Board Diversity Matrix	8	2023 Summary Compensation Table	43
Corporate Governance Highlights	8	Grants of Plan-Based Awards in 2023	45
Executive Compensation Highlights	8	Outstanding Equity Awards at 2023 Fiscal Year-End	46
PROPOSAL 1 – ELECTION OF DIRECTORS	9	Option Exercises and Stock Vested for Fiscal 2023	47
Nominees for Director	10	Potential Payments Upon Termination or Change in Control	48
CORPORATE GOVERNANCE	15	CEO PAY RATIO	54
Director Independence	15	PAY VERSUS PERFORMANCE	55
Board Leadership Structure	15	EQUITY COMPENSATION PLAN INFORMATION	59
Stockholder Communications	15	PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ALLOW FOR EXCULPATION OF OFFICERS AS PERMITTED BY DELAWARE LAW	60
Procedures for Selecting and Nominating Director Candidates	15	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	62
Board Meetings and Committees	16	CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	65
Risk Oversight	19	Compensation and Organization Committee Interlocks and Insider Participation	65
Board Evaluations	20	Policy for Approval of Related Person Transactions	65
Environmental, Social & Governance Matters	20	Transactions with Related Persons	65
DIRECTOR COMPENSATION	24	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	66
PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	27	HOUSEHOLDING OF PROXY MATERIALS	71
AUDIT MATTERS	28	AVAILABILITY OF FORM 10-K	71
Auditor Fees	28	INCORPORATION BY REFERENCE	72
Pre-Approval of Audit and Non-Audit Services	28	Appendix A	A-1
Audit Committee Report	28	Appendix B	B-1

2024 Proxy Statement	3

CAUTIONARY NOTE REGARDING FORWARD- LOOKING STATEMENTS

The statements included in this Proxy Statement regarding future performance and results, expectations, plans, strategies, priorities, commitments and other statements that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based upon current beliefs, expectations and assumptions and are subject to significant risks, uncertainties and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. Readers of this Proxy Statement are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON MAY 8, 2024: This Proxy Statement and our 2023 Annual Report to Stockholders are available at www.proxyvote.com.

4	Tactile Systems Technology, Inc.

PROXY STATEMENT

 PROXY SUMMARY

Our Board of Directors (the “Board of Directors” or “Board”) has made this Proxy Statement and related materials available to you on the internet, or at your request has delivered printed versions to you by mail, in connection with the Board of Directors’ solicitation of proxies for our 2024 Annual Meeting of Stockholders (the “Annual Meeting”). If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information you should consider, and we urge you to read the entire Proxy Statement, as well as our 2023 Annual Report to Stockholders, before voting.

Date, Time and Place of the Annual Meeting

Date and Time May 8, 2024 9:00 a.m., Central time	Location Wells Fargo Center Suite 2200, 90 South Seventh Street Minneapolis, MN 55402	Record Date March 13, 2024	Mail Date March 27, 2024

Items of Business to be Considered at the Annual Meeting

Voting Matters	Board Recommendation

To elect eight directors	FOR each Nominee

To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024	FOR

To approve, on an advisory basis, the 2023 compensation of our named executive officers	FOR

To approve an amendment to our Amended and Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law	FOR

2024 Proxy Statement	5

Proxy Statement

CURRENT BOARD OF DIRECTORS

	Age	Director Since	Committee Memberships
			Audit	Compensation and Organization	Compliance and Reimbursement	Nominating and Corporate Governance
William W. Burke* Independent President, Austin Highlands Advisors, LLC	64	2015				⚫
Valerie L. Asbury Independent President and Chief Executive Officer, LifeScan, Inc.	64	2022	⚫
Sheri L. Dodd Independent President, Medtronic Canada at Medtronic plc	58	2021			⚫
Raymond O. Huggenberger Independent Former Chief Executive Officer, Inogen, Inc.	65	2017			⚫
Daniel L. Reuvers President and Chief Executive Officer of the Company	61	2020
D. Brent Shafer Independent Senior Advisor, Cerner Corporation	66	2022	⚫	⚫
Carmen B. Volkart Independent Former Chief Financial Officer, NatureWorks, LLC	63	2023		⚫
B. Vindell Washington Independent Chief Clinical Officer and Director of Health Equity Center of Excellence, Verily	59	2023				⚫

⚫ Member     Chair    * Chairman of the Board

6	Tactile Systems Technology, Inc.

Proxy Statement

DIRECTOR SKILLS AND EXPERIENCE

Current or Prior CEO	5/8
Senior Leadership Role	8/8
Healthcare Industry	7/8
Medical Device Industry	6/8
Regulatory Matters	4/8
M&A	7/8
Strategic Planning	8/8
Cybersecurity, Technology, Systems or IP	6/8
Risk Management	4/8
Sales & Marketing	5/8
International	7/8

2024 Proxy Statement	7

Proxy Statement

Board Diversity Matrix (as of March 13, 2024)
Board Size:
Total Number of Directors	8
Gender:	Male	Female
Number of directors based on gender identity	5	3
Number of directors who identify in any of the categories below:
African American or Black	1	0
White	4	3

CORPORATE GOVERNANCE HIGHLIGHTS

● 7 of 8 Director Nominees are Independent	● Supplemental Code of Ethics for Senior Financial Officers
● Fully Independent Board Committees	● No Supermajority Voting Requirements
● Independent Chairman of the Board	● No Shareholder Rights Plan (Poison Pill)
● Annual Election of All Directors	● Code of Business Conduct and Ethics Applicable to All Employees and Directors
● Board Oversight of Environmental, Sustainability and Social Matters	● Extensive Board Oversight of Risk Management
● Annual Board and Committee Evaluations	● Non-Employee Directors Regularly Meet Without Management Present

EXECUTIVE COMPENSATION HIGHLIGHTS

● Pay for Performance	● Require Restrictive Covenant Agreement for Participation in Severance Plan
● Provide Limited Executive Perquisites	● Prohibit Hedging or Pledging of Company Stock
● Maintain Stock Ownership Guidelines for Our Directors and Executive Officers	● Engage Independent Compensation Consultant
● No Excise Tax Gross-Ups	● Establish Challenging Performance Goals in Incentive Plans
● Require Termination of Employment in Addition to a Change in Control for Accelerated Equity Vesting (Double Trigger)	● Maintain a Required Clawback Policy for Restatements and a Supplemental Clawback Policy for Misconduct

8	Tactile Systems Technology, Inc.

Proposal 1: election of directors

Our Board of Directors is not divided into classes and each director serves for a one-year term until the next annual meeting of stockholders. Our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an election of directors. Vacancies on the Board of Directors, resulting from any cause, and newly created directorships resulting from any increase in the number of directors, are filled exclusively by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and not by stockholders. A director elected by the Board of Directors to fill a vacancy shall hold office for the remainder of that term and until the director’s successor is duly elected and qualified or until his or her earlier resignation, death, or removal.

Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors’ nominees for election by the stockholders at the Annual Meeting are the eight current directors: William W. Burke, Valerie L. Asbury, Sheri L. Dodd, Raymond O. Huggenberger, Daniel L. Reuvers, D. Brent Shafer, Carmen B. Volkart and B. Vindell Washington. If elected, each nominee will serve as a director until the Annual Meeting of Stockholders in 2025 and until his or her successor is duly elected and qualified, subject to his or her earlier death, resignation or removal. Proxies cannot be voted for a greater number of persons than eight, which is the number of nominees named in this Proxy Statement. All of the director nominees, other than Dr. Washington, were elected as directors at our 2023 Annual Meeting of Stockholders. Dr. Washington was elected as a director by our Board of Directors, effective as of October 2, 2023. Dr. Washington was identified by a third-party search firm.

The names of and certain information about the nominees for director are set forth below. There are no family relationships among any of our directors, nominees or executive officers.

It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the director nominees to the Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate.

2024 Proxy Statement	9

Proposal 1: Election of Directors

 Nominees for Director

Set forth below are the biographies of each nominee for director, as well as a discussion of the particular experience, qualifications, attributes, and skills that led our Board of Directors to conclude that each person nominated to serve should serve as a director. In addition to the information presented below, we believe that each director meets the minimum qualifications established by the Nominating and Corporate Governance Committee of our Board of Directors.

William W. Burke Chairman of the Board of Directors
Age: 64 Director Since: 2015	Board Committees: Nominating and Corporate Governance Committee
Professional Background and Experience

Austin Highlands Advisors, LLC.

●
Since November 2015, has served as President of Austin Highlands Advisors, LLC, a provider of corporate advisory services.

IDEV Technologies

●
Served as Executive Vice President and Chief Financial Officer of IDEV Technologies, a peripheral vascular devices company, from November 2009 until the company was acquired by Abbott Laboratories in August 2013.

ReAble Therapeutics

●
From August 2004 to December 2007, served as Executive Vice President and Chief Financial Officer of ReAble Therapeutics, a diversified orthopedic device company that was sold to The Blackstone Group in a going private transaction in 2006 and subsequently merged with DJO Incorporated in November 2007. Mr. Burke remained with ReAble until June 2008.

Cholestech Corporation

●
From 2001 to 2004, served as Chief Financial Officer of Cholestech Corporation, a medical diagnostic products company.

Mr. Burke has served on the board of directors of numerous public and private companies. He currently serves on the boards of Adtalem Global Education Inc. (NYSE: ATGE), and Ceribell, Inc. He previously served on the board of directors of EQ Health Acquisition Corp. (NYSE: EQHA), Invuity, Inc. (acquired by Stryker Corporation in October 2018), LDR Holding Corporation (acquired by Zimmer Biomet in July 2016) and Medical Action Industries (acquired by Owens & Minor in October 2014).

We believe Mr. Burke is qualified to serve on our Board of Directors because of his business experience with other medical technology companies and his experience as Chief Financial Officer of other companies, including other publicly traded companies.

10	Tactile Systems Technology, Inc.

Proposal 1: Election of Directors

Valerie L. Asbury
Age: 64 Director Since: 2022	Board Committees: Audit Committee/ Nominating and Corporate Governance Committee (Chair)
Professional Background and Experience

LifeScan, Inc.

●
Has served as President and Chief Executive Officer of LifeScan, Inc., a diagnostic systems manufacturer with products focusing on the diabetes market, since October 2018.

Johnson & Johnson

●
Prior to October 2018, LifeScan was a subsidiary of Johnson & Johnson. Ms. Asbury held various positions at Johnson & Johnson beginning in 1998, serving in various leadership roles of increasing responsibility across five different medical device and pharmaceutical divisions, including 10 years in the diabetes consumer medical device space, where she focused on strategic growth and talent development. Her most recent positions at Johnson & Johnson were Global President, Diabetes Solutions from 2013 to 2018, including the Global LifeScan subsidiary until its sale in October 2018.

We believe Ms. Asbury is qualified to serve on our Board of Directors because of her extensive industry and leadership experience.

Sheri L. Dodd
Age: 58 Director Since: 2021	Board Committees: Compliance and Reimbursement Committee
Professional Background and Experience

Medtronic Canada at Medtronic, plc

●
Serves as President, and is responsible for all commercial activities related to the sale and distribution of the Medtronic portfolio in Canada.
●
Joined Medtronic in March 2010 and has served in Vice President positions, including healthcare economics and market access, clinical research, and general management for the non-intensive diabetes therapies business and the remote patient monitoring business.

Johnson & Johnson

●
From November 1997 until March 2010, held various positions in both pharmaceutical and medical devices, most recently as a Vice President of health economics and reimbursement for Ethicon, Inc.

Orthopedic Surgeons, plc

●
Served as an outcomes researcher from January 1995 until November 1997.

World Health Organization

●
Served as a project manager May 1988 until September 1993.

We believe Ms. Dodd is qualified to serve on our Board of Directors because of her business experience in clinical and healthcare economics, reimbursement and home-based remote patient monitoring.

2024 Proxy Statement	11

Proposal 1: Election of Directors

Raymond O. Huggenberger
Age: 65 Director Since: 2017	Board Committees: Compensation and Organization Committee (Chair)/ Compliance and Reimbursement Committee
Professional Background and Experience

Inogen, Inc.

●
Served as a member of the board of directors of Inogen, Inc. (Nasdaq: INGN) from 2008 to December 2021. Mr. Huggenberger served as Inogen’s Chief Executive Officer from 2008 to February 2017 and also served as Inogen’s President from 2008 until January 2016.

Sunrise Medical Inc.

●
Prior to joining Inogen, Mr. Huggenberger held various management positions with Sunrise Medical Inc., a global manufacturer and distributor of durable medical equipment, culminating as its President and Chief Operating Officer.

Mr. Huggenberger currently serves on the board of directors of private companies Sommetrics, a medical device company, and Avation Medical, a medical device company. Mr. Huggenberger previously served on the board of directors of Intricon Corporation (Nasdaq: IIN), a medical technology company.

We believe Mr. Huggenberger is qualified to serve on our Board of Directors because of his management experience and service on other boards.

Daniel L. Reuvers President and Chief Executive Officer of the Company
Age: 61 Director Since: 2020	Board Committees: N/A
Professional Background and Experience

Tactile Systems Technology, Inc.

●
Has served as President, Chief Executive Officer and a Director of the Company since June 2020.

Integra LifeSciences Corporation

●
Served as the Executive Vice President and President, Codman Specialty Surgical, from December 2016 until June 2020. His responsibilities there included global sales, marketing, product development, quality and regulatory, and service and repair.
●
Joined in 2008 as Vice President of Marketing & Product Development for the company’s surgical instrument business, and held a series of roles with progressively increased responsibility. Among his accomplishments there, he led the $1B acquisition and integration of the Codman business from Johnson & Johnson.

Advanced Respiratory and Omni-Tract Surgical

●
Served as President, both resulting in acquisitions by Hill-Rom and Integra, respectively.

Mr. Reuvers currently serves on the board of Etac Group. He served on the board of Respirtech, Inc. for 10 years, until their acquisition by Philips.

We believe Mr. Reuvers is qualified to serve on our Board of Directors because of his extensive commercial and general management experience in the medtech industry.

12	Tactile Systems Technology, Inc.

Proposal 1: Election of Directors

D. Brent Shafer
Age: 66 Director Since: 2022	Board Committees: Audit Committee/ Compensation and Organization Committee
Professional Background and Experience

Cerner Corporation

●
Has served as a Senior Advisor to Cerner Corporation (“Cerner”), which develops and sells software systems to the healthcare industry, since October 2021. Previously, Mr. Shafer was the Chairman and Chief Executive Officer of Cerner from February 2018 until October 2021.

Philips

●
Served as Chief Executive Officer of Philips North America, a health technology company, and the North American division of Koninklijke Philips N.V. ("Philips") from February 2014 until 2018. In that position, Mr. Shafer oversaw a health technology portfolio that included a broad range of solutions and services covering patient monitoring, imaging, clinical informatics, sleep and respiratory care as well as a group of market-leading consumer-oriented brands, and he played a key role in helping Philips develop and strengthen its health care focus. Prior to that, Mr. Shafer served as Chief Executive Officer of the global Philips' Home Healthcare Solutions business from May 2010 until May 2014, as Chief Executive Officer of the North America region for Royal Philips Electronics from January 2009 until May 2010, and as president and Chief Executive Officer of the Healthcare Sales and Service business for Philips North America from May 2005 until May 2010.

Mr. Shafer currently serves on the board of Baxter International, Inc. (NYSE:BAX), a healthcare company.

We believe that Mr. Shafer is qualified to serve on our Board of Directors because of his extensive industry and leadership experience.

Carmen B. Volkart
Age: 63 Director Since: 2023	Board Committees: Audit Committee (Chair)/ Compensation and Organization Committee
Professional Background and Experience

NatureWorks, LLC

●
Served as the Chief Financial Officer of NatureWorks LLC, an advanced material company and developer of renewably-sourced polymers and chemicals, from October 2018 to September 2023. Her responsibilities included accounting, finance and information technology. She led a successful financing for a $600M capital project.

NxThera, Inc.

●
From October 2012 to July 2018, she served as Chief Financial Officer and, for a portion of that time, as Senior Vice President of Commercialization, for NxThera, Inc., a medical device company.

Tornier, N.V.

●
Served as Global Chief Financial Officer of Tornier, N.V., a medical device company, from June 2010 to July 2012. She led Tornier, N.V. through a successful initial public offering in 2011.

Ms. Volkart has served on the board of directors of numerous public and private companies. Ms. Volkart currently serves on the board of Modular Medical, Inc. (NASDAQ: MODD), a medical device company. She previously served on the board of Antares Pharma, Inc., Sonosite, Inc. and Memry Corporation.

We believe that Ms. Volkart is qualified to serve on our Board of Directors because of her extensive leadership experience and financial expertise.

2024 Proxy Statement	13

Proposal 1: Election of Directors

B. Vindell Washington
Age: 59 Director Since: 2023	Board Committees: Nominating and Corporate Governance Committee/ Compliance and Reimbursement Committee (Chair)
Professional Background and Experience

Verily Life Sciences, LLC

●
Serves as the Chief Clinical Officer for Care and Director of the Health Equity Center of Excellence of Verily providing clinical care leadership across research and care product suites.
●
Joined Verily, an Alphabet-backed health technology company focused on research, care and health financing, in January 2020 and has served as Chief Clinical Officer of Verily Health Platforms, as well as Chief Executive Officer of Verily Onduo, where he led the strategy, development and execution of Onduo, a virtual population health solution.

Blue Cross Blue Shield of Louisiana

●
From 2017 to 2019, served as Executive Vice President and Chief Medical Officer and was responsible for the organization’s health plan medical management, accreditation, pharmacy and provider network functions.

U.S. Department of Health and Human Services

●
Served as National Coordinator and Principal Deputy for the Office of the National Coordinator for Healthcare Information Technology, where he was responsible for national healthcare information technology policy from 2016 to 2017.

Franciscan Missionaries of Our Lady Health System

●
Held a series of roles from 2009 to 2016, culminating in his promotion to Medical Group President where he was responsible for the development and execution of the organization’s ambulatory strategies.

Piedmont Emergency Medicine Associates

●
Worked in various roles from 1997 to 2008, culminating in serving as the group’s Chief Executive Officer and President.

We believe that Dr. Washington is qualified to serve on our Board of Directors because of his extensive experience in medicine, technology and policy, as well as his expertise in advising healthcare companies on their clinical strategy.

Board of Directors’ Recommendation

The proposal for the election of directors relates solely to the election of the directors nominated by the Board of Directors.

The Board of Directors recommends that stockholders vote FOR the election of each of the director nominees listed above.

14	Tactile Systems Technology, Inc.

CORPORATE GOVERNANCE

 Director Independence

Our Board of Directors has determined that all members of the Board of Directors, except Daniel Reuvers, are independent, as determined in accordance with the rules of the Nasdaq Stock Market. In making such independence determination, the Board of Directors considered any relationships that each such non-employee director has with our Company and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence.

 Board Leadership Structure

The positions of our Chairman of the Board and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the non-management directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Although our Amended and Restated Bylaws (“Bylaws”) and Corporate Governance Guidelines do not require our Chairman of the Board and Chief Executive Officer positions to be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for the Company at this time.

 Stockholder Communications

Any stockholder wishing to communicate with our Board of Directors or a particular director may do so by writing to the Board or a particular director in care of the Corporate Secretary of the Company at our principal executive offices. All communications will initially be received and processed by the Corporate Secretary, who will then refer the communication to the appropriate Board member.

 Procedures for Selecting and Nominating Director Candidates

Stockholders may directly nominate a person for election to our Board of Directors by complying with the procedures set forth in Section 2.4 of our Bylaws and with Securities and Exchange Commission (“SEC”) rules and regulations. Under our Bylaws, only persons nominated in accordance with the procedures set forth in the Bylaws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time that you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our Bylaws, director nominations generally must be made pursuant to notice delivered to, or mailed and received at, our principal executive offices, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s Annual Meeting of Stockholders. For further information, see “Questions and Answers About the Annual Meeting – What is the deadline for submitting a stockholder proposal for the 2025 annual meeting?” Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is

2024 Proxy Statement	15

Corporate Governance

otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected. Your notice also must set forth certain information for you and any beneficial owner on whose behalf you make a nomination, as described in the Bylaws.

As required by our Corporate Governance Guidelines, when evaluating the appropriate characteristics of candidates for service as a director, the Nominating and Corporate Governance Committee takes into account many factors. The Board of Directors selects and recommends to stockholders qualified individuals who, if added to the Board, would provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for us. Board candidates are considered based on various criteria, including breadth and depth of relevant business and board skills and experiences, judgment and integrity, reputation, diversity (including geographic, occupational, gender, race and age), education, leadership ability, independence, the ability to devote sufficient time to the Board and knowledge of the Company’s industry. These considerations are made in the context of an assessment of the perceived needs of our Board of Directors at the particular point in time.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner that it considers all director candidates. Stockholders who wish to suggest qualified candidates should write to Tactile Systems Technology, Inc., 3701 Wayzata Boulevard, Suite 300, Minneapolis, Minnesota 55416, Attention: Corporate Secretary. Any such recommendation should include a description of the candidate’s qualifications for board service; the candidate’s written consent to be considered for nomination and to serve if nominated and elected; and addresses and telephone numbers for contacting the stockholder and the candidate for more information.

 Board Meetings and Committees

Our Board of Directors held six meetings during 2023. The independent directors regularly hold executive sessions at meetings of the Board of Directors. During 2023, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Directors are expected to attend the annual meetings of stockholders of the Company, as provided in our Corporate Governance Guidelines. All continuing directors at that time attended the 2023 Annual Meeting of Stockholders.

Audit Committee

Our Board of Directors has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq Stock Market rules. Our Board of Directors has determined that Ms. Volkart is an Audit Committee financial expert, as defined under the applicable rules of the SEC. Each of the members of our Audit Committee meets the requirements for financial literacy and possesses the financial qualifications required under the applicable rules and regulations of the SEC and the Nasdaq Stock Market.

16	Tactile Systems Technology, Inc.

Corporate Governance

# of Meetings
Committee Members	Primary Responsibilities	in 2023
Carmen B. Volkart (Chair) Valerie L. Asbury D. Brent Shafer
●
Appointing, compensating, retaining, replacing and overseeing our independent auditor;
●
Pre-approving all audit and permitted non-audit services to be provided by our independent auditor;
●
Assisting our Board of Directors in its oversight of our financial statements and other financial information to be provided by us;
●
Overseeing our compliance with legal and regulatory matters and aspects of our risk management processes;
●
Discussing with management and our independent auditors any major issues as to the adequacy of our internal controls, any actions to be taken in light of significant or material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting;
●
Overseeing our cybersecurity, information technology and data security risks and threats, the potential impact of those risks and threats on our business, operations and reputation, and management’s processes, procedures and actions to identify, assess, monitor, mitigate and remediate such risks and threats; and
●
Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
5

The Audit Committee operates under a written charter approved by the Board, a copy of which is available in the “Investors—Corporate Governance” section of our website at www.tactilemedical.com.

2024 Proxy Statement	17

Corporate Governance

Compensation and Organization Committee

Our Board of Directors has determined that each member of the Compensation and Organization Committee is “independent” as that term is defined in the rules of the SEC and the applicable Nasdaq Stock Market rules.

# of Meetings
Committee Members	Primary Responsibilities	in 2023
Raymond O. Huggenberger (Chair) D. Brent Shafer Carmen B. Volkart
●
Determining the compensation of our Chief Executive Officer and other executive officers;
●
Providing oversight of our compensation policies, plans and benefit programs;
●
Overseeing and administering our equity compensation plans;
●
Recommending to our Board of Directors the compensation arrangements for our non-employee directors;
●
Overseeing and reviewing our executive team and management succession planning; and
●
Reviewing the Company’s human capital management programs, policies, initiatives and results, including with respect to: talent management; culture; employee recruitment, training, development, promotion and retention; diversity and inclusion, equal employment opportunity and nondiscrimination; pay equity; and anti-harassment matters.
6

The Compensation and Organization Committee operates under a written charter approved by the Board, a copy of which is available in the “Investors—Corporate Governance” section of our website at www.tactilemedical.com.

Nominating and Corporate Governance Committee

Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined in the applicable Nasdaq Stock Market rules.

		# of Meetings
Committee Members	Primary Responsibilities	in 2023
Valerie L. Asbury (Chair) William W. Burke B. Vindell Washington	● Identifying qualified individuals to become Board members; ● Determining the composition of the Board and its committees; ● Assessing and enhancing the effectiveness of the Board and individual directors; and ● Developing and implementing our Corporate Governance Guidelines.	4

The Nominating and Corporate Governance Committee operates pursuant to a written charter approved by the Board, a copy of which is available in the “Investors—Corporate Governance” section of our website at www.tactilemedical.com. A copy of our Corporate Governance Guidelines is also available in the “Investors—Corporate Governance” section of our website at www.tactilemedical.com.

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the Nominating and

18	Tactile Systems Technology, Inc.

Corporate Governance

Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the Committee and/or recommended by the Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the Committee as a nominee for director should follow the procedures described above under “Procedures for Selecting and Nominating Director Candidates.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our Bylaws relating to stockholder nominations as described earlier in this Proxy Statement under the heading “Questions and Answers About the Annual Meeting – What is the deadline for submitting a stockholder proposal for the 2025 annual meeting?”

Compliance and Reimbursement Committee

Our Board of Directors has determined that each member of the Compliance and Reimbursement Committee is “independent” as that term is defined in the applicable Nasdaq Stock Market rules.

		# of Meetings
Committee Members	Primary Responsibilities	in 2023
B. Vindell Washington (Chair) Raymond O. Huggenberger Sheri L. Dodd	● Assisting the Board of Directors in overseeing our regulatory compliance activities; ● Monitoring and evaluating our compliance with regulatory requirements to which we are subject; and ● Overseeing our objectives, policies and efforts related to corporate responsibility matters, including sustainability, environmental, corporate citizenship, social, political and public policy issues and developments.	4

The Compliance and Reimbursement Committee operates under a written charter approved by the Board, a copy of which is available in the “Investors—Corporate Governance” section of our website at www.tactilemedical.com.

 Risk Oversight

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firm, and privately with our Chief Financial Officer. In addition, the Compensation and Organization Committee reviews the Company’s compensation program and risk elements to the Company in connection with the structure of the compensation plan.

2024 Proxy Statement	19

Corporate Governance

 Board Evaluations

On an annual basis, the Nominating and Corporate Governance Committee leads a comprehensive evaluation process of the Board. Each director completes questionnaires covering matters related to the performance of the full Board and each standing committee. At the request of the Chair of the Nominating and Corporate Governance Committee, outside counsel reviews and prepares a summary of the completed questionnaires. The Nominating and Corporate Governance Committee reviews and discusses the results of the questionnaires, and reports the results to the full Board, which further reviews and discusses the results of the evaluations. In 2024, the Board also engaged a third-party firm to conduct interviews and assessments to enhance the evaluation process.

 Environmental, Social & Governance Matters

At Tactile Medical, our mission is to reveal and treat people with underserved chronic conditions and help them care for themselves at home. As reflected in our Code of Business Conduct and Ethics, our company is customer-focused and mission-driven. Our unique offering includes advanced, clinically proven pneumatic compression and mobile airway clearance devices, as well as continuity of care services provided by a national network of product specialist and trainers, reimbursement experts, patient advocates and clinical staff. This combination of products and services ensures that every year tens of thousands of patients receive the at-home treatment necessary to better manage their chronic conditions. In addition to improving the quality of life for patients with chronic conditions, our solutions help increase clinical efficacy and reduce overall healthcare costs.

The Company’s core values are the foundation upon which we conduct our business and interactions with patients, healthcare professionals, caregivers, business partners, shareholders, communities, and one another. Guiding the work we do every day and influencing business aspirations, our people take pride in the fact that:

20	Tactile Systems Technology, Inc.

Corporate Governance

Tactile Medical is focused more than ever on continuous improvement and our active commitment to environmental, social, and corporate governance (“ESG”) matters. This dedication is exemplified in our corporate culture, starting at the top with our Board of Directors. Our Board is actively engaged in the oversight of the Company’s environmental and social initiatives. The Board reviews the Company’s performance and progress on each ESG objective and provides guidance to management with respect to significant sustainability and corporate responsibility initiatives. In addition, our Compensation and Organization Committee and our Nominating and Corporate Governance Committee have oversight and review responsibilities related to human capital management and corporate responsibility matters, respectively.

Set forth below are the principal components of our Corporate Responsibility and Sustainability Strategy:

Human Capital Management

●

Attract top quality talent by expanding recruitment efforts and utilizing a Human Resource platform with enhanced capabilities to report, track and administer programs and initiatives

●

Present opportunities for real world learning experiences and mentorship through our Summer Internship Program

●

Recognize excellence, create opportunities for personal and professional growth and know that retaining our talented employees is a mission critical component of success

●

Evaluate employee salaries to ensure fair and competitive compensation

●

Offer a comprehensive benefits package to promote the health, productivity, and happiness of our employees

●

Foster a culture of passion for our patients, and drive to excel in our market

●

Encourage employee engagement and input

●

Provide a work environment free from harassment, intimidation, and discrimination

●

Drive employee growth and development through education and training, supervisory coaching, and annual performance reviews

2024 Proxy Statement	21

Corporate Governance

Diversity, Equity & Inclusion

●

Embrace diversity and continue to create a culture of inclusion by elevating employee engagement and seeking feedback on diversity, equity, and inclusion specific to our organization

●
Recruit diverse applicants with various experiences, perspectives, and ideas to facilitate innovation and a well-rounded Company
●
Create a fair and inclusive environment by enforcing our anti-discrimination policy and prohibiting retaliation for reporting incidents
●
Uphold the values of equality, dignity, and respect in business operations consistent with our Human Rights Policy
●
Promote the principals of diversity, equity, and inclusion and human rights through our employee training program
●
Further advance diversity, equity, and inclusion in the workplace and encourage systemic change through self-evaluation, improvement, and transparency

Community Involvement & Social Responsibility
●
Champion the communities in which we live and work by supporting our employee volunteerism and desire to engage in and improve our communities through local initiatives and charities
●
Support awareness of chronic lymphatic, vascular, and pulmonary conditions and enhance access to care in underserved communities by providing charitable and educational grants to organizations and healthcare professionals consistent with our mission, values, and policies
●
Fund and support continued clinical research to advance the treatment of chronic lymphatic, vascular, and pulmonary conditions treated by our devices, improve the lives of our patients, and lessen the financial burden on the healthcare system
●
Support access to care for patients experiencing financial hardship with our patient assistance consideration program discounted and donated devices

Ethics & Compliance
●
Live our Code of Business Conduct and Ethics which is the foundation for our compliance program, business operations, and employee behavior
●
Identify, analyze, prioritize, and mitigate business risks through our enterprise risk assessment process
●
Supply training, resources, tools, and support to engage our employees and foster an ethical and open business culture rooted in our core values
●
Empower our employees, vendors, customers, and other stakeholders to hold us accountable without fear of retaliation by promoting open communication, requesting feedback, and providing multiple avenues to report potential issues and concerns including a designated email account, online reporting platform and an anonymous hotline available 24/7

Privacy & Data Security
●
Maintain a robust data security program supported by regular security audits, with dedicated oversight by the Information Security Director, and regular reports to the Board
●
Uphold privacy policies, management oversight, accountability structures, security awareness training, and technology processes designed to protect privacy and personal data
●
Notify patients of their rights and use of personal information through our Notice of Privacy Practices provided at our first patient interaction and included in each order shipment as well as available on our website

22	Tactile Systems Technology, Inc.

Corporate Governance

Sustainable Sourcing
●
Prohibit human trafficking, exploitation, forced labor and slavery in our business operations, including our supply chain
●
Survey and audit our suppliers in accordance with our Quality Management System and supplier agreements to confirm suppliers are operating in conformity with our Supplier Code of Conduct
●
Work with our suppliers to meet standards and requirements in the event gaps are identified

Responsible Operations
●
Integrate safety into all we do to reduce illness and injuries through the establishment of well-defined safety, health, and environmental policies and procedures supported by ongoing training
●
Review post market product quality to ascertain opportunities for advancement as well as new product development
●
Identify areas of development during performance improvement assessments for continuous product and service enhancement
●
Protect our business by maintaining a robust Business Continuity and Disaster Recovery Plan to minimize risk of business disruption and instill confidence
●
Monitor and assess local conditions across the country that may impede the ability of our patients to receive their device timely and educate our patients on how to plan for an emergency as part of our patient welcome materials
●
Identify an environmental objective and target annually through the Environmental Management System to reduce our impact
●
Maintain appropriate focus on our environmental footprint, including providing suitable climate-related disclosures and educating stakeholders to support informed decision making

We understand the importance of being a responsible corporate citizen and the value of providing transparency to our employees, patients, business partners, and shareholders. Further information on our ESG initiatives can be found in our Corporate Responsibility and Sustainability Report, which is available in the “Investors – Corporate Governance” section of our website at www.tactilemedical.com.

2024 Proxy Statement	23

DIRECTOR COMPENSATION

The following table presents the compensation for each person who served as a member of our Board of Directors during 2023, other than Mr. Reuvers. Mr. Reuvers, who is also our Chief Executive Officer, receives no compensation for his service as a director. The compensation received by Mr. Reuvers during 2023 is presented in the 2023 Summary Compensation Table.

 2023 Director Compensation Table

	Fees Earned or Paid in Cash	Stock Awards	Total
Name	($)(1)	($)(2)	($)
William W. Burke	105,000	144,991	249,991
Valerie L. Asbury	70,000	144,991	214,991
Sheri L. Dodd	64,375	144,991	209,366
Raymond O. Huggenberger	70,000	144,991	214,991
D. Brent Shafer	71,250	144,991	216,241
Carmen B. Volkart	71,354	144,991	216,345
B. Vindell Washington(3)	16,250	87,000	103,250
Deepti Jain(4)	26,613	—	26,613

(1)	During 2023, each non-employee director could elect to receive between 10% and 100% of their aggregate cash retainers in the form of restricted stock units (“RSUs”), with the number of RSUs calculated by dividing the amount of the retainer payable on a certain date by the closing sale price per share of our common stock on the date of grant. During 2023, no director elected to receive RSUs, and there were no RSUs issued to non-employee directors, in lieu of their quarterly cash retainer amount.
(2)	Amounts shown represent the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, of awards of RSUs granted in 2023. On May 8, 2023, the date of our 2023 Annual Meeting of Stockholders, we granted each non-employee director at the time 7,737 RSUs. On November 8, 2023, Dr. Washington was granted 8,700 RSUs, which had a value equal to the pro rata portion of the annual grant based on the length of Dr. Washington’s service on the board until the 2024 Annual Meeting. The RSUs granted to our non-employee directors in 2023 will vest in full on the earlier of one year from the grant date or the date of the 2024 Annual Meeting.
(3)	Dr. Washington was elected as a director effective as of October 2, 2023.
(4)	The service of Ms. Jain as director ended on May 8, 2023, the date of the 2023 Annual Meeting of Stockholders.

24	Tactile Systems Technology, Inc.

Director Compensation

The aggregate number of RSUs and shares subject to stock options outstanding at December 31, 2023 for each non-employee director was as follows:

Name	Aggregate Number of RSUs Held as of December 31, 2023	Aggregate Number of Stock Options Held as of December 31, 2023(1)
William W. Burke	7,737	3,713
Valerie L. Asbury	7,737	—
Sheri L. Dodd	7,737	—
Raymond O. Huggenberger	7,737	7,175
D. Brent Shafer	7,737	—
Carmen B. Volkart	7,737	—
B. Vindell Washington	8,700	—

(1)	All of the stock options are exercisable.

In 2023, our non-employee directors received cash compensation as follows:

Non-Employee Director Compensation Element	Payment
Board Service (Annual Cash Retainer)
All Members	$50,000
Additional Amount for the Chairman of the Board	$50,000
Committee Service (Annual Cash Retainer)	Member	Chair
Audit Committee	$10,000	$20,000
Compensation and Organization Committee	$7,500	$15,000
Nominating and Corporate Governance Committee	$5,000	$10,000
Compliance and Reimbursement Committee	$5,000	$10,000

Non-employee directors may elect to receive between 10% and 100% of their aggregate annual cash retainers in the form of RSUs, with the number of RSUs calculated by dividing the amount of the retainer payable on a certain date by the closing sale price per share of our common stock on the date of grant. These RSUs are fully vested upon grant and represent the right to receive one share of our common stock for each RSU upon the earlier of the director’s separation from service as a director of ours or the occurrence of a change in control of our Company.

We also reimburse our directors for their reasonable out-of-pocket expenses incurred in connection with attending our board and committee meetings.

In addition, on the date of the 2023 Annual Meeting of Stockholders, each of our non-employee directors received an annual equity award of RSUs that had a value of $145,000, with the number of RSUs calculated by dividing $145,000 by the closing sale price per share of our common stock on the date of grant.

These RSUs will vest in full on the earlier of one year after the date of grant or the date of the next year’s annual meeting of stockholders, provided the director remains a member of the board as of the vesting date.

Our Stock Ownership Guidelines (the “Guidelines”) apply to our non-employee directors, as well as our executive officers. For a description of the provisions of the Guidelines applicable to our executive officers, see “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines”. Under the Guidelines, each non-employee director is expected to own shares of our common stock with a value at least equal to five times the annual Board cash retainer (not including any chair or committee retainers). Shares owned directly and indirectly, as

2024 Proxy Statement	25

Director Compensation

well as full-value equity awards (such as RSUs) with only a time-based vesting condition, count toward the ownership level under the Guidelines, but shares subject to vested or unvested stock options and equity awards with a performance-based vesting condition do not count toward the ownership level under the Guidelines.

The applicable ownership level is to be achieved by our directors within the later of December 9, 2026 or five years of when he or she becomes subject to the Guidelines. Until a director has achieved the applicable ownership level, he or she must retain at least 50% of the “net profit shares” resulting from any stock option exercise or from the exercise, vesting or settlement of any other form of equity-based compensation award. “Net profit shares” refers to that portion of the number of shares subject to the exercise, vesting or settlement of an award that the director would receive had he or she authorized us to withhold shares otherwise deliverable in order to satisfy any applicable exercise price. Each of our non-employee directors either complies with, or is making progress within the permitted time period to comply with, the stock ownership level applicable to him or her under the Guidelines.

26	Tactile Systems Technology, Inc.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024. Our Board of Directors recommends that stockholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its appointment, but may decide not to direct the appointment of a different independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

Grant Thornton LLP has audited our financial statements for each year since the year ended December 31, 2015. We expect representatives of Grant Thornton LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.

Board of Directors’ Recommendation

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of
Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024.

2024 Proxy Statement	27

AUDIT MATTERS

 Auditor Fees

The following table sets forth fees billed for professional audit services and other services rendered to the Company by Grant Thornton LLP and its affiliates for our fiscal years ended December 31, 2023 and 2022.

	Year Ended
	December 31,
	2023	2022
Audit Fees	$690,560	$592,800
Audit-Related Fees	2,080	—
Tax Fees	—	—
All Other Fees	—	—
Total	$692,640	$592,800

Audit Fees. Audit fees consist of fees billed for professional services performed by Grant Thornton LLP for the audit of our annual financial statements, the review of interim financial statements and the audit of the effectiveness of our internal control over financial reporting. Audit fees for 2023 also include fees of $78,000 for services provided in connection with our equity offering. Audit fees for 2022 also include $20,800 for professional services rendered in connection with the audit of Provider Relief Fund financial statements, which related to the requirements of acceptance of the CARES Act funding received in 2019.

Audit-Related Fees. Audit-related fees in 2023 consisted of a fee for professional services rendered in connection with training on understanding and preparing disclosures as it pertains to greenhouse gas emissions.

Tax Fees.  There were no such fees incurred in 2023 or 2022.

All Other Fees. There were no such fees incurred in 2023 or 2022.

 Pre-Approval of Audit and Non-Audit Services

It is the policy of our Audit Committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be approved in advance by our Audit Committee. Under the policy, the Chairman of the Audit Committee has also been delegated the authority to approve services up to a specified fee amount. The Chairman of the Audit Committee will report, for informational purposes only, any interim pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to our management.

All Grant Thornton LLP services and fees were pre-approved in accordance with the policy described above. The fees for the year-end audit for the year ended December 31, 2023 were also approved by the Audit Committee.

 Audit Committee Report

The Audit Committee assists the Board of Directors with the oversight of the Company’s financial reporting process. Management is responsible for the Company’s internal controls, financial reporting process, and compliance with laws

28	Tactile Systems Technology, Inc.

Audit Matters

and regulations and ethical business standards. Grant Thornton LLP is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), as well as auditing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s main responsibility is to monitor and oversee this process.

The Audit Committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2023, with management. The Audit Committee discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited 2023 financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

THE AUDIT COMMITTEE Carmen B. Volkart, Chair Valerie L. Asbury D. Brent Shafer

2024 Proxy Statement	29

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

We are providing our stockholders the opportunity to cast an advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement (commonly referred to as the “say-on-pay” vote), as required pursuant to Section 14A of the Exchange Act. As described in the Compensation Discussion and Analysis (“CD&A”), we have designed the compensation arrangements for our named executive officers to provide compensation in overall amounts and in forms that attract and retain talented and experienced individuals and motivate our executive officers to achieve the goals that are important to our growth. Our Board and Compensation and Organization Committee believe that our executive compensation program is tied to performance, aligns with shareholder interests and merits stockholder support. Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion contained in this Proxy Statement.”

Because your vote is advisory, it will not be binding on the Board of Directors or the Compensation and Organization Committee. However, the Board of Directors and the Compensation and Organization Committee will carefully review the voting results. To the extent there is any significant negative vote on this proposal, we may consult directly with stockholders to better understand the concerns that influenced the vote. We currently hold our say-on-pay vote every year, so the next advisory vote on the compensation of our named executive officers will occur at our 2025 Annual Meeting of Stockholders. The next advisory vote regarding the frequency of future say-on-pay votes will also occur at our 2025 Annual Meeting of Stockholders.

Board of Directors’ Recommendation

The Board of Directors recommends that stockholders vote FOR the approval of the compensation of our named executive officers.

30	Tactile Systems Technology, Inc.

EXECUTIVE COMPENSATION

 Compensation Discussion and Analysis

This section discusses the material components of the executive compensation program for our named executive officers identified below. For 2023, our named executive officers were:

●	Daniel L. Reuvers, Chief Executive Officer;
●	Elaine M. Birkemeyer, Chief Financial Officer;
●	Kristie T. Burns, Senior Vice President, Marketing and Clinical Affairs;
●	Sherri L. Ferstler, Senior Vice President, Sales; and
●	Brent A. Moen, Chief Financial Officer until March 19, 2023.

Effective March 20, 2023, Ms. Birkemeyer was appointed our Chief Financial Officer, replacing Mr. Moen, who had previously announced his retirement. Mr. Moen did not receive any severance or similar payments or benefits as a result of his retirement. Further, Mr. Moen did not receive any salary adjustments or equity awards in 2023, and he did not participate in the 2023 annual cash incentive program. As a result, this section does not include Mr. Moen when discussing 2023 compensation determinations and actions since they were not applicable to him.

Compensation Objectives and Process

Our compensation programs are designed to:

●	attract and retain individuals with superior ability and managerial experience;
●	align executive officers’ incentives with our corporate strategies, business objectives and the long-term interests of our stockholders; and
●	increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the Company.

Our Compensation and Organization Committee is primarily responsible for establishing and approving the compensation for all of our executive officers. The Compensation and Organization Committee oversees our compensation and benefit plans and policies, oversees and administers our equity incentive plans and reviews and approves annually all compensation decisions relating to all of our executive officers, including our Chief Executive Officer. The Compensation and Organization Committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself. Our Compensation and Organization Committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions.

Our Compensation and Organization Committee also values the opinions of our stockholders, and it reviews and considers the outcome of our annual say-on-pay vote, along with other relevant factors, in evaluating the compensation program for the named executive officers. At our 2022 annual meeting, stockholders showed strong

2024 Proxy Statement	31

Executive Compensation

support for our executive compensation program, with approximately 97% of votes cast approving our advisory say-on-pay resolution. The Compensation and Organization Committee considered the strong level of stockholder support and made no material changes in our executive compensation program for 2023 as a result of the 2022 say-on-pay vote.

01 NO TAX GROSS-UPS OUR NAMED EXECUTIVE OFFICERS ARE NOT ENTITLED TO ANY TAX GROSS-UP TREATMENT ON ANY SEVERANCE OR CHANGE IN CONTROL BENEFITS.

  02

NO EXCESSIVE RISK

OUR COMPENSATION AND
ORGANIZATION COMMITTEE
REVIEWED OUR COMPENSATION
PROGRAM AND DETERMINED
THAT IT DOES NOT CREATE
INAPPROPRIATE OR EXCESSIVE
RISK THAT IS LIKELY TO HAVE A
MATERIAL ADVERSE EFFECT
ON OUR COMPANY.

03 STANDARDIZED EQUITY GRANT TIMING WE GENERALLY GRANT EQUITY AWARDS ON THE SECOND TRADING DAY FOLLOWING THE ISSUANCE OF OUR EARNINGS RELEASE FOR A COMPLETED FISCAL QUARTER.

    04

INDEPENDENT
COMPENSATION CONSULTANT

OUR COMPENSATION AND
ORGANIZATION COMMITTEE
ENGAGES AN
INDEPENDENT COMPENSATION
CONSULTANT TO ASSIST THE
COMMITTEE WITH
DETERMINING COMPENSATION
FOR OUR NAMED EXECUTIVE
OFFICERS AND TO PROVIDE THE
COMMITTEE

WITH MARKET DATA AND
GUIDANCE ON BEST PRACTICES.

COMPENSATION POLICIES AND PRACTICES
08 STOCK OWNERSHIP GUIDELINES WE MAINTAIN STOCK OWNERSHIP GUIDELINES WHICH REQUIRE OUR NAMED EXECUTIVE OFFICERS TO BENEFICIALLY OWN SHARES OF OUR COMMON STOCK.			05 NO HEDGING OR PLEDGING TRANSACTIONS OUR INSIDER TRADING POLICY PROHIBITS OUR DIRECTORS AND EXECUTIVE OFFICERS FROM PURCHASING OUR SECURITIES ON MARGIN, OR OTHERWISE PLEDGING OR HEDGING OUR SECURITIES.
07 MULTI-YEAR PERFORMANCE PERIODS THE ANNUAL EQUITY AWARDS GRANTED TO OUR NAMED EXECUTIVE OFFICERS VEST OR ARE EARNED OVER A MULTI-YEAR PERIOD.

  06

PERFORMANCE-BASED
COMPENSATION

OUR COMPENSATION PROGRAM IS
DESIGNED SO THAT A SIGNIFICANT
PORTION OF COMPENSATION IS
“AT RISK” BASED ON CORPORATE
PERFORMANCE, AS WELL AS EQUITY-
BASED, ALIGNING THE INTERESTS OF
OUR NAMED EXECUTIVE OFFICERS
AND OUR STOCKHOLDERS.

32	Tactile Systems Technology, Inc.

Executive Compensation

Use of Compensation Consultant and Market Comparisons

In connection with the Compensation and Organization Committee’s review of our 2023 executive compensation program, the Compensation and Organization Committee directly engaged Coda Advisors LLC (“Coda”) to act as its outside compensation consultant to perform a review of executive compensation, including a market benchmarking assessment. Coda assisted the Compensation and Organization Committee with evaluating our compensation philosophy and providing guidance in administering our compensation program. Coda does not provide any other services to the Company. The Compensation and Organization Committee has determined that the work of Coda has not raised any conflict of interest.

The Compensation and Organization Committee reviewed a report prepared by Coda reflecting a benchmarking review of our executive compensation program, including base salary, cash incentive and equity award levels for our executives, compared to competitive practice for companies in related businesses of similar size and market value. In connection with making 2023 executive compensation determinations, the competitive compensation data was analyzed for an 18-company peer group of publicly traded medical device and technology companies using the most recent annual meeting proxy statements, annual reports and 8-K filings. The 18 companies included in the peer group were:

● AngioDynamics, Inc.	● Cutera, Inc.	● Nevro Corp.
● Artivion, Inc.	● Glaukos Corporation	● Outset Medical, Inc.
● AtriCure, Inc.	● Inogen, Inc.	● SI-BONE, Inc.
● Axogen, Inc.	● iRhythm Technologies, Inc.	● STAAR Surgical Company
● Axonics, Inc.	● LeMaitre Vascular, Inc.	● Surmodics, Inc.
● Cardiovascular Systems, Inc.	● MiMedx Group, Inc.	●Zynex, Inc.

Although the Compensation and Organization Committee does not rely solely on benchmarking to determine any element of compensation or overall compensation, the Compensation and Organization Committee does believe that compensation data is important to the competitive positioning of the Company’s compensation levels. The Committee utilized this data to assess whether our executive compensation falls within a competitive range against industry norms. For 2023, the Committee generally targeted the 50th percentile of our peer group for benchmarking purposes.

Executive Compensation Components and 2023 Determinations

Our executive compensation program in 2023 consisted of base salary, cash incentive bonuses, long-term incentive compensation in the form of performance stock units (“PSUs”) and RSUs, and a broad-based benefits program. We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation. The Compensation and Organization Committee considers a number of factors in setting compensation for our executive officers, including Company performance, as well as the executive’s performance, experience and responsibilities, and the compensation of executive officers in similar positions at comparable companies.

2024 Proxy Statement	33

Executive Compensation

Base Salary

Our named executive officers receive a base salary to compensate them for the satisfactory performance of duties to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. Base salaries for 2023 for the named executive officers were set based on market competitiveness utilizing the compensation data of the peer group provided by the Compensation and Organization Committee’s compensation consultant.

In December 2022, the Compensation and Organization Committee approved increases for each named executive officer at the time, as shown below, effective January 1, 2023, based on its review of the base salaries of executives in similar positions at the companies in our peer group. In connection with the hiring and appointment of Ms. Birkemeyer as Chief Financial Officer effective March 20, 2023, and Ms. Ferstler as Senior Vice President, Sales effective July 31, 2023, the Compensation and Organization Committee established their annual base salaries, as shown below, based on its review of the base salaries of executives in similar positions at the companies in our peer group.

The following table sets forth the annual base salary of each of the named executive officers for 2023, as well as the percentage increase over 2022 base salary amounts:

Name	2023 Base Salary	2022 Base Salary	Percentage Increase
Daniel L. Reuvers	$650,000	$625,000	4.0%
Elaine M. Birkemeyer	$400,000	N/A	N/A
Kristie T. Burns	$376,000	$362,000	3.9%
Sherri L. Ferstler	$340,000	N/A	N/A

Cash Incentive Compensation

Our Compensation and Organization Committee has adopted a Management Incentive Plan (the “MIP”) pursuant to which annual cash incentive opportunities may be provided to our executive officers and other employees. The MIP provides that any of our employees is eligible to participate, and that the Compensation and Organization Committee will designate which employees will participate in the MIP and be granted an award for each calendar year performance period. When an award is made, the Compensation and Organization Committee will specify the terms and conditions of the award, which will include the performance goals and period under which the award may be earned. The performance measures specified in the MIP involve a variety of financial and operational measures, and performance goals based on these measures may relate to Company, subsidiary, business unit or individual performance.

In connection with establishing or applying the performance goals applicable to any performance period, the Compensation and Organization Committee may adjust the performance goals or the performance measures on which they are based to equitably reflect, in the Compensation and Organization Committee’s judgment, the impact of events during the performance period that are unusual in nature or infrequently occurring (such as acquisitions, divestitures, restructuring activities or asset write-downs), changes in applicable tax laws or accounting principles, equity restructurings, reorganizations or other changes in corporate capitalization.

Following the completion of each performance period, the Compensation and Organization Committee will determine the degree to which the applicable performance goals were attained and the corresponding award amounts that would be payable to participants based on such attainment. The Compensation and Organization Committee retains the discretion, based on factors it deems relevant, to increase or decrease (including to zero) the amount of an award that

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would otherwise be payable to any participant based on attainment of applicable performance goals. The amount of any award determined by the Compensation and Organization Committee to be payable will be paid to the participant in a lump sum cash payment no later than March 15 of the calendar year immediately following the applicable performance period. A participant must continue to be employed by us on the date of payment to receive payment of an award under the MIP.

In March 2023, the Compensation and Organization Committee, pursuant to the MIP and with respect to the 2023 performance period, selected the applicable performance measures, specified the performance goals based on those performance measures, and specified the method for calculating the amount payable to our named executive officers if and to the extent the performance goals are satisfied. As in the prior year, the Committee selected revenue and net income before interest, taxes, depreciation and amortization, stock-based compensation expense and other adjustments (“Adjusted EBITDA”) as the performance measures, which are among the performance measures set forth in the MIP.

Target bonus amounts for these named executive officers were split 65% based on our achievement of 2023 revenue goals and 35% based on our achievement of 2023 Adjusted EBITDA goals.

The following payout levels associated with the degree to which the revenue and Adjusted EBITDA goals were attained for 2023 were as follows:

Revenue (In millions)	Threshold	Target	Maximum
Results	$249.7	$273.7	$297.7
Percentage Payout Level	50%	100%	150%

Adjusted EBITDA (In millions)	Threshold	Target	Maximum
Results	$22.4	$27.4	$32.4
Percentage Payout Level	50%	100%	150%

The Compensation and Organization Committee provided that payout levels would be interpolated for results between the threshold and maximum levels.

In March 2023, the Compensation and Organization Committee also established the target amounts to which the resulting percentage payout level would be applied. The target dollar amount as a percentage of base salary for each participating named executive officer at the time was:

Name	Target Dollar Amount as a Percentage of Base Salary
Daniel L. Reuvers	100%
Kristie T. Burns	50%

With respect to Ms. Birkemeyer, the Compensation and Organization Committee established the target amount of her 2023 bonus at 55% of her base salary prorated for the time she served in her role in 2023, which was from March 20, 2023 through December 31, 2023.

With respect to Ms. Ferstler, the Compensation and Organization Committee established the target amount of her 2023 bonus at 50% of her base salary prorated for the time she served in her role in 2023, which was from July 31, 2023 through December 31, 2023, but with a minimum guarantee of $85,000.

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The MIP for 2023 also provided that if the aggregate amount to be paid to all employees of the Company under the MIP for 2023 would cause the Company’s Adjusted EBITDA for 2023 to fall below $22.4 million, the Company would reduce the amounts paid to all employees on a pro rata basis based on each employee’s potential bonus award payout amount such that the aggregate amount to be paid to all employees of the Company under the MIP for 2023 would not cause the Company’s Adjusted EBITDA to fall below $22.4 million.

In February 2024, our Compensation and Organization Committee determined the degree to which the 2023 revenue and Adjusted EBITDA goals were attained, and the resulting payout level relative to the target amount for each metric. For 2023, revenue was $274.4 million, and therefore the Committee determined that the resulting percentage payout level relative to the target amount for that metric was 101.8%. For 2023, Adjusted EBITDA was $29.7 million, and therefore the Committee determined that the resulting percentage payout level relative to the target amount for that metric was 122.0%. Adjusted EBITDA is a non-GAAP financial measure. Refer to Appendix A to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure. The weightings applicable to each of the revenue metric (65%) and the Adjusted EBITDA metric (35%) were then applied to the percentage payout level for each metric, resulting in a weighted payout percentage of 109.0% of the target dollar amount.

The Committee did not exercise any discretion to increase or decrease the amounts payable pursuant to the MIP for 2023 as calculated pursuant to the terms as described above. As a result, based on the results as applied to the MIP for 2023 as described above, the Compensation and Organization Committee’s approval resulted in the payment of the following amounts to our named executive officers under the MIP for 2023:

Name	2023 MIP Payment
Daniel L. Reuvers	$708,500
Elaine M. Birkemeyer	$187,898
Kristie T. Burns	$204,920
Sherri L. Ferstler(1)	$77,674

(1)	As noted above, Ms. Ferstler had a minimum guaranteed 2023 bonus amount of $85,000, and therefore received an additional bonus payment of $7,326.

Equity-Based Compensation

Equity Awards Granted in 2023

With respect to the 2023 annual equity awards to the named executive officers, the Compensation and Organization Committee reviewed various factors, including the total compensation package of our executives, its focus on pay for performance and its compensation consultant’s recommendation to provide a mix of equity-based compensation for 2023. The Compensation and Organization Committee determined to continue to grant RSUs and PSUs to our executive officers as the forms of equity compensation awards. The Compensation and Organization Committee believes that this mix emphasizes performance, further aligning with our stockholders’ interests, and promotes retention. The Compensation and Organization Committee determined that the mix of RSUs and PSUs would be 50% RSUs and 50% PSUs for Mr. Reuvers and 60% RSUs and 40% PSUs for the other named executive officers.

In February 2023, under our 2016 Equity Incentive Plan (the “2016 Plan”), the Compensation and Organization Committee approved the grant of RSUs and PSUs (the “2023 PSUs”) to our then named executive officers, as the long-term incentive component of our compensation program. For Mr. Reuvers and Ms. Burns, the RSUs and 2023 PSUs had an effective grant date of February 22, 2023, which was the second trading day following the issuance of our earnings release for the fourth quarter and full year 2022. In connection with the appointment of Ms. Birkemeyer as Chief

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Financial Officer, the Compensation and Organization Committee approved the grant of the RSUs and the 2023 PSUs to her as her annual grant of equity awards.

The number of RSUs and the target number of 2023 PSUs granted to our named executive officers in 2023 as part of their annual grants were as follows:

Name	Restricted Stock Units (#)	Target Performance Stock Units (#)
Daniel L. Reuvers	52,613	52,613
Elaine M. Birkemeyer	17,155	11,436
Kristie T. Burns	16,724	11,149

In addition, in connection with Ms. Birkemeyer’s appointment, the Compensation and Organization Committee approved a sign-on grant of 11,913 RSUs to her. The RSUs granted to Ms. Birkemeyer in 2023 had an effective grant date of May 10, 2023, which was the second trading day following the issuance of our earnings release for the first quarter of 2023.

In connection with the appointment of Ms. Ferstler as Senior Vice President, Sales, the Compensation and Organization Committee approved a sign-on grant of 18,701 RSUs to her. The RSUs granted to Ms. Ferstler in 2023 had an effective grant date of August 9, 2023, which was the second trading day following the issuance of our earnings release for the second quarter of 2023.

The RSUs granted to our named executive officers in 2023 will vest one-third on each of the first three anniversaries of the grant date, subject to continued service on each vesting date.

The 2023 PSUs have three separate performance periods, and one-third of each grant will be earned if and to the extent performance goals based on revenue growth and Adjusted EBITDA as a percentage of revenue (“Adjusted EBITDA Margin”) are achieved in each of 2023 and 2024 (ranging from 25% to 175% of target), and one-third will be earned if and to the extent performance goals based on revenue growth and Adjusted EBITDA growth are achieved in 2025. The revenue growth performance factor will be weighted at 65% and the Adjusted EBITDA Margin performance factor will be weighted at 35%.

If and to the extent any 2023 PSUs are determined by the Compensation and Organization Committee to be earned based on the level of achievement of the performance goals, the earned 2023 PSUs with respect to the 2023 performance year and the earned 2023 PSUs with respect to the 2024 performance year will vest on the date on which the Committee certifies the number of PSUs earned with respect to the 2024 performance year, and the remaining earned 2023 PSUs with respect to the 2025 performance year will vest on the on the date on which the Committee certifies the number of 2023 PSUs earned with respect to the 2025 performance year.

Earned PSU Awards for 2023 Performance Period

2022 PSUs

On February 24, 2024, the Compensation and Organization Committee determined the degree to which the performance goals under the PSUs granted to the named executive officers in 2022 (the “2022 PSUs”) were satisfied, and the resulting number of PSUs that had been earned during the performance period of 2023 under the terms of the 2022 PSUs.

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The 2022 PSUs provided that they would have been earned if and to the extent the performance goals based on revenue change and Adjusted EBITDA Margin in 2023 were achieved, where the revenue performance factor was weighted at 80% and the Adjusted EBITDA Margin performance factor was weighted at 20%.

The 2022 PSU performance goals based on revenue change and Adjusted EBITDA Margin achieved in 2023 were as follows:

Performance Level	Revenue Change (2023 Revenue Compared to 2022 Revenue) (80% Weighting)	Revenue Change Payout Factor	2023 Adjusted EBITDA Margin (20% Weighting)	Adjusted EBITDA Margin Payout Factor
Threshold	102%	50%	9.5%	50%
Target	120%	100%	10.5%	100%
Maximum	137%	150%	11.5%	150%

The 2022 PSUs provided that if the revenue or Adjusted EBITDA Margin amount achieved by the Company during 2023 was between performance levels specified in the table, the corresponding payout factor would be determined by linear interpolation. Further, if actual results are below the threshold performance level specified in the table, the corresponding payout factor will be zero.

On February 24, 2024, our Compensation and Organization Committee determined the degree to which the 2023 revenue and Adjusted EBITDA Margin goals under the 2022 PSUs were attained, and the resulting payout level relative to the target amount for each metric. For 2023, revenue was $274.4 million, and therefore the Committee determined that the resulting payout factor relative to the target amount for the revenue change metric was 75.5%. For 2023, Adjusted EBITDA Margin was 10.8%, and therefore the Committee determined that the resulting payout factor relative to the target amount for that metric was 114.4%. Adjusted EBITDA Margin is a non-GAAP financial measure. Refer to Appendix A to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

The weightings applicable to each of the revenue change metric (80%) and the Adjusted EBITDA Margin metric (20%) were then applied to the percentage payout level for each metric, resulting in a weighted payout percentage of 83.3% of the target number of PSUs.

Based on these determinations, the Compensation and Organization Committee approved the following number of PSUs earned for each named executive officer that held 2022 PSUs:

Name	Target Number of 2022 PSUs	Actual Number of 2022 PSUs Earned
Daniel L. Reuvers	53,937	44,930
Kristie T. Burns	10,787	8,986

One-third of the earned PSUs shown in the table above vested on February 24, 2024, the date on which the Committee certified the number of PSUs earned, and the remaining two-thirds of the earned PSUs will vest on the first anniversary of that certification date.

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2023 PSUs – 2023 Performance Year

On February 24, 2024, the Compensation and Organization Committee determined the degree to which the performance goals for the 2023 performance year under the 2023 PSUs were satisfied, and the resulting number of PSUs that had been earned with respect to the 2023 performance year under the terms of the 2023 PSUs.

The 2023 PSUs provide that one-third of the target number of 2023 PSUs would have been earned if and to the extent the performance goals based on revenue change and Adjusted EBITDA Margin in 2023 were achieved, where the revenue change performance factor was weighted at 65% and the Adjusted EBITDA Margin performance factor was weighted at 35%.

The 2023 PSU performance goals based on revenue and Adjusted EBITDA Margin achieved in 2023 were as follows:

Performance Level	Revenue Change (2023 Revenue Compared to 2022 Revenue) (65% Weighting)	Revenue Change Payout Factor	2023 Adjusted EBITDA Margin (35% Weighting)	Adjusted EBITDA Margin Payout Factor
Threshold	105%	25%	8.25%	25%
Target	120%	100%	10.5%	100%
Maximum	135%	175%	12.75%	175%

The 2023 PSUs provided that if the revenue change or Adjusted EBITDA Margin amount achieved by the Company during 2023 was between performance levels specified in the table, the corresponding payout factor would be determined by linear interpolation. Further, if actual results are below the threshold performance level specified in the table, the corresponding payout factor will be zero.

On February 24, 2024, our Compensation and Organization Committee determined the degree to which the 2023 revenue change and 2023 Adjusted EBITDA Margin goals under the 2023 PSUs were attained, and the resulting payout level relative to the target amount for each metric. For 2023, revenue was $274.4 million, and therefore the Committee determined that the resulting payout factor relative to the target amount for the revenue change metric was 56.0%. For 2023, Adjusted EBITDA Margin was 10.8%, and therefore the Committee determined that the resulting payout factor relative to the target amount for that metric was 109.6%. Adjusted EBITDA Margin is a non-GAAP financial measure. Refer to Appendix A to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

The weightings applicable to each of the revenue change metric (65%) and the Adjusted EBITDA Margin metric (35%) were then applied to the percentage payout level for each metric, resulting in a weighted payout percentage of 74.7% of the target number of PSUs for the 2023 performance year.

The Compensation and Organization Committee approved the following number of PSUs earned for each named executive officer who holds 2023 PSUs pursuant to the 2023 performance year under 2023 PSUs:

Name	Target Number of 2023 PSUs for the 2023 Performance Year	Actual Number of 2023 PSUs Earned for the 2023 Performance Year
Daniel L. Reuvers	17,537	13,100
Elaine M. Birkemeyer	3,812	2,848
Kristie T. Burns	3,716	2,776

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The earned PSUs with respect to the 2023 performance year shown in the table above will vest on the date on which the Committee certifies the number of 2023 PSUs earned with respect to the 2024 performance year.

Executive Severance Arrangements

On November 1, 2018, the Compensation and Organization Committee of our Board of Directors approved and adopted the Tactile Systems Technology, Inc. Executive Employee Severance Plan (the “Severance Plan”). Employees who are designated by our Board of Directors or a committee thereof are eligible to be participants in the Severance Plan. Each of Mr. Reuvers and Mses. Birkemeyer, Burns and Ferstler are current participants in the Severance Plan. In connection with their designation as a participant in the Severance Plan, each of the participants entered into a Confidentiality, Assignment of Intellectual Property and Restrictive Covenants Agreement (each, a “Restrictive Covenants Agreement”) with us. See “Potential Payments Upon Termination or Change in Control – Severance Plan” for a description of the terms of the Severance Plan. The Compensation and Organization Committee adopted the Severance Plan in lieu of the employment agreements to provide for standardization of the severance terms for all of our executive officers.

Retirement, Health, Welfare and Additional Benefits

Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts and short- and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. Our named executive officers are also eligible to participate in a tax-qualified 401(k) defined contribution plan to the same extent as all of our other full-time employees. Our 401(k) plan permits, but does not require, the Company to make discretionary contributions. The Company made contributions to named executive officers under the 401(k) plan in 2023, as shown in the ”2023 Summary Compensation Table.”

We have an Employee Stock Purchase Plan (“ESPP”) in which all of our employees who have been employed for at least 60 days are eligible to participate. The ESPP permits employees to acquire shares of our common stock through periodic payroll deductions of up to 15% of their eligible compensation, subject to certain limitations. The purchase price of our common stock acquired on each purchase date under the ESPP will be no less than 85% of the lower of the closing market price per share of our common stock on (i) the first trading day of the applicable purchase period or (ii) the last trading day of the applicable purchase period.

Clawback Policy

We previously maintained a clawback policy covering recovery of certain incentive compensation received by executive officers under certain circumstances. In light of the incentive compensation recovery rules and listing standards that were finalized in 2023, effective October 2, 2023, we adopted a revised clawback policy pursuant to, and in compliance with, Rule 10D-1 of the Exchange Act, as amended, SEC regulations promulgated thereunder, and applicable Nasdaq listing standards (the "Required Clawback Policy"), as well as a supplemental clawback policy consistent with our prior clawback policy (the "Supplemental Clawback Policy").

The Required Clawback Policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, received by officers of the Company, as defined under Rule 16a-1(f) of the Exchange Act (“executive officers”). The Required Clawback Policy applies in the case of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result

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in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Required Clawback Policy provides that promptly following such an accounting restatement, the Compensation and Organization Committee will determine the amount of the erroneously awarded compensation, which is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Company will provide each such executive officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Required Clawback Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by Nasdaq listing standards.

The Supplemental Clawback Policy provides that if any employee with the title of senior vice president or above (including executive officers) of the Company is determined by the Compensation and Organization Committee to have engaged in misconduct resulting in either a violation of the law or of Company policy that has caused significant financial or reputational harm to the Company, and either the individual committed the misconduct directly or failed in his or her responsibility to manage or monitor the applicable conduct or risks, then the Compensation and Organization Committee may determine to require recovery from such individual of any or all incentive compensation (which includes any annual or long-term incentive compensation, including equity-based compensation) that was awarded, vested or paid or is scheduled to be vested or paid during any fiscal year in which the misconduct occurred.

Compensation Risk Assessment

The Compensation and Organization Committee has reviewed the concept of risk as it relates to our compensation programs and believes that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The Compensation and Organization Committee believes that our compensation programs do not foster undue risk-taking, because they focus on performance of Company-wide annual goals that are aligned with the long-term interests of our stockholders and they include risk control and mitigation factors.

Stock Ownership Guidelines

Our Board of Directors has established Stock Ownership Guidelines applicable to our directors and executive officers. For a description of the provisions of the Guidelines applicable to our directors, see “Director Compensation.”

Under the Guidelines, our Chief Executive Officer is expected to own shares of our common stock with a value at least equal to three times his annual base salary, and our other executive officers are expected to own shares of our common stock with a value at least equal to one times their annual base salaries. Shares owned directly and indirectly, as well as the full-value equity awards (such as RSUs) with only a time-based vesting condition, count toward the ownership level under the Guidelines, but shares subject to vested or unvested stock options and equity awards with a performance-based vesting condition do not count toward the ownership level under the Guidelines.

The applicable ownership level is to be achieved by our executive officers within the later of December 9, 2026 or five years of when he or she becomes subject to the Guidelines. Until an executive officer has achieved the applicable ownership level, he or she must retain at least 50% of the “net profit shares” resulting from any stock option exercise or from the exercise, vesting or settlement of any other form of equity-based compensation award. “Net profit shares” refers to that portion of the number of shares subject to the exercise, vesting or settlement of an award that the officer would receive had he or she authorized us to withhold shares otherwise deliverable in order to satisfy any applicable

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exercise price or withholding taxes. The Compensation and Organization Committee is responsible for monitoring the application of the Guidelines.

Each of our executive officers either complies with, or is making progress within the permitted time period to comply with, the stock ownership level applicable to him or her under the Guidelines.

Prohibition on Pledging and Hedging

Under the terms of our Insider Trading Policy, our executive officers and directors are prohibited from: pledging our stock; engaging in short sales of our stock; buying or selling put or call options or other derivative securities based on our stock; purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of our stock; and engaging in limit orders or other pre-arranged transactions that execute automatically, except for same-day limit orders and approved 10b5-1 plans.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to public companies for compensation of more than $1 million paid in any taxable year to each “covered employee.” Although a previous exception to this limit for “performance-based” compensation has since been eliminated, the Compensation and Organization Committee continues to believe that a significant portion of our executives’ compensation should be tied to the Company’s performance and that stockholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted, even though some compensation awards may have resulted in the past, and are expected to result in the future, in non-deductible compensation expenses to the Company.

The Compensation and Organization Committee also takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Code, and aims to structure the elements of compensation to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

 Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation and Organization Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

THE COMPENSATION AND ORGANIZATION COMMITTEE
Raymond O. Huggenberger, Chair D. Brent Shafer Carmen B. Volkart

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 2023 Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for 2023, 2022 and 2021:

		Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Daniel L. Reuvers	2023	650,000	—	1,509,993	—	708,500	6,100	2,874,593
Chief Executive Officer	2022	625,000	—	1,999,984	—	589,500	6,100	3,220,584
	2021	571,154	—	1,124,931	374,999	—	5,800	2,076,884
Elaine M. Birkemeyer (7)	2023	315,385	—	849,976	—	187,898	—	1,353,259
Chief Financial Officer

Kristie T. Burns (7)	2023	376,000	—	399,978	—	204,920	6,100	986,998
SVP, Marketing and Clinical Affairs	2022	362,000	—	499,987	—	170,719	6,100	1,038,806
	2021	262,500	—	483,276	116,653	—	7,269	869,698
Sherri L. Ferstler (7)	2023	143,846	7,326	339,984	—	77,674	3,923	572,753
SVP, Sales

Brent A. Moen (8)	2023	110,654	—	—	—	—	—	110,654
Former Chief Financial Officer	2022	411,000	—	899,987	—	236,900	6,100	1,553,987
	2021	396,539	—	533,234	266,659	—	5,800	1,202,232

(1)	Represents base salary earned during the year indicated.
(2)	Represents, for Ms. Ferster in 2023, the excess of the cash bonus amount of $85,000 as provided for in her offer letter as a guaranteed bonus payment over the amount she earned and was paid as shown under the “Non-Equity Incentive Plan Compensation” column.
(3)	Represents the aggregate grant date fair value of RSU and PSU awards granted during the given year, computed in accordance with FASB ASC Topic 718, which for RSUs was equal to the closing price of a share of our common stock on the date of grant, multiplied by the number of RSUs in the grant, and for PSUs was equal to the closing price of a share of our common stock on the date of grant, multiplied by the number of shares that would be earned based on the probable outcome of the applicable performance conditions.

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The following table presents the grant date fair value of the PSUs included in this column, the grant date fair value of the PSUs assuming that the highest level of performance conditions would be achieved, and the grant date fair value of the RSUs included in this column:

	2023 PSUs		2023 RSUs	2022 PSUs		2022 RSUs	2021 PSUs		2021 RSUs
	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)	Grant Date Fair Value	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)	Grant Date Fair Value	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)	Grant Date Fair Value
Name	($)	($)	($)	($)	($)	($)	($)	($)	($)
Daniel L. Reuvers	754,997	1,321,233	754,997	999,992	1,499,979	999,992	749,954	1,124,932	374,977
Elaine M. Birkemeyer	239,984	419,973	609,992	—	—	—	—	—	—
Kristie T. Burns	159,988	279,969	239,989	199,991	299,977	299,996	116,640	174,959	366,636
Sherri L. Ferstler	—	—	339,984	—	—	—	—	—	—

(4)	Represents the aggregate grant date fair value of the option awards granted during the given year, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a description of the assumptions used in valuing these awards, see Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.
(5)	Represents awards earned under the applicable bonus plan during the given year, related to performance objectives as to which the outcomes were substantially uncertain at the time the performance objectives were established. These amounts were earned related to performance in the year shown but paid in the following year. For additional information regarding our bonus programs, see the section titled “Executive Compensation Components and 2023 Determinations—Cash Incentive Compensation” above.
(6)	Represents for each named executive officer for 2023, 2022 and 2021, the amount to be paid by the Company to match, in part, the contributions of each of them to their respective 401(K) plan account.
(7)	Ms. Birkemeyer joined the Company in March 2023, Ms. Burns joined the Company in March 2021 and Ms. Ferstler joined the Company in July 2023.
(8)	Mr. Moen retired from the Company in March 2023.

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 Grants of Plan-Based Awards in 2023

The following table sets forth information regarding grants of plan-based awards to our named executive officers during 2023. Mr. Moen did not receive any grants of plan-based awards in 2023.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards
Name and Award Type	Grant Date	Date of Compensation Committee Approval	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Daniel L. Reuvers
RSUs	2/22/2023	2/19/2023							52,613	754,997
PSUs	2/22/2023	2/19/2023				13,153	52,613	92,072		754,997
MIP		3/7/2023	325,000	650,000	975,000

Elaine M. Birkemeyer
RSUs	5/10/2023	3/7/2023							29,068	609,992
PSUs	5/10/2023	3/7/2023				2,859	11,436	20,013		239,984
MIP		3/7/2023	86,192	172,384	258,575

Kristie T. Burns
RSUs	2/22/2023	2/19/2023							16,724	239,989
PSUs	2/22/2023	2/19/2023				2,787	11,149	19,510		159,988
MIP		3/7/2023	94,000	188,000	282,000

Sherri L. Ferstler
RSUs	8/9/2023	7/17/2023							18,701	339,984
MIP		7/17/2023	35,630	71,260	106,890

(1)	Amounts shown in this column represent the potential cash payout amounts under the 2023 MIP. The actual cash bonus payout amounts approved by the Compensation and Organization Committee are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.
(2)	Amounts represent the grant date fair value of the awards determined in accordance with FASB ASC Topic 718. Amounts related to PSUs represent the value at the grant date based upon the probable outcome of the performance conditions.

2024 Proxy Statement	45

Executive Compensation

 Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth certain information regarding equity awards that have been granted to our named executive officers and that were outstanding as of December 31, 2023. Mr. Moen did not hold any outstanding equity awards as of December 31, 2023.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	(#)	(#)		($)	Date	(#)		($)(1)	(#)		($)(1)
Daniel L. Reuvers	51,025	—		36.50	8/5/2027
	12,970	6,486	(2)	51.60	2/25/2028
						2,423	(4)	34,649
						35,958	(6)	514,199
						52,613	(7)	752,366
						4,321	(8)	61,790
						29,953	(9)	428,333
						13,100	(10)	187,330	8,769	(11)	125,392
Elaine M. Birkemeyer						29,068	(12)	415,672
						2,848	(10)	40,726	1,906	(11)	27,256
Kristie T. Burns	3,395	1,699	(3)	54.10	5/5/2028
						2,261	(5)	32,332
						10,788	(6)	154,268
						16,724	(7)	239,153
						642	(8)	9,181
						5,991	(9)	85,667
						2,776	(10)	39,697	1,858	(11)	26,569
Sherri L. Ferstler						18,701	(13)	267,424

(1)	Market value is calculated by multiplying the number of shares by $14.30, the closing sale price per share of our common stock on the Nasdaq Global Market on December 29, 2023, the last trading day of 2023.
(2)	Represents options that vested on February 25, 2024.
(3)	Represents options that vest on May 5, 2024, subject to continued service.
(4)	Represents RSUs that vested on February 25, 2024.
(5)	Represents RSUs that vest on May 5, 2024, subject to continued service.
(6)	Represents RSUs that vest one-half on February 24, 2024 and one-half on February 24, 2025, subject to continued service on each vesting date.
(7)	Represents RSUs that vest one-third on each of the first three anniversaries of the grant date of February 22, 2023, subject to continued service on each vesting date.
(8)	Represents 67% of the 2021 PSUs that were earned based on 2022 performance and which vested on February 25, 2024.

46	Tactile Systems Technology, Inc.

Executive Compensation

(9)	Represents 67% of the 2022 PSUs that were earned based on 2023 performance and which will vest on February 24, 2025, the first anniversary of the date the Compensation and Organization Committee certified the number of 2022 PSUs earned. The other 33% of the earned 2022 PSUs vested on the date the Committee certified the number of 2022 PSUs earned, and those PSUs are reported in the “Option Exercises and Stock Vested for Fiscal 2023” table.
(10)	Represents the number of 2023 PSUs that were earned with respect to the 2023 performance year, based on 2023 performance, which will vest on the date the Compensation and Organization Committee certifies the number of 2023 PSUs earned with respect to the 2024 performance year, based on 2024 performance.
(11)	Represents the threshold number of the 2023 PSUs that can be earned based on the results of the performance measures in 2024 and 2025. Any of such PSUs that are earned based on 2024 performance will vest on the date the Compensation and Organization Committee certifies the number of 2023 PSUs earned with respect to the 2024 performance year, based on 2024 performance. Any of such PSUs that are earned based on 2025 performance will vest on the date the Compensation and Organization Committee certifies the number of 2023 PSUs earned with respect to the 2025 performance year, based on 2025 performance.
(12)	Represents RSUs that vest one-third on each of the first three anniversaries of the grant date of May 10, 2023, subject to continued service on each vesting date.
(13)	Represents RSUs that vest one-third on each of the first three anniversaries of the grant date of August 9, 2023, subject to continued service on each vesting date.

 Option Exercises and Stock Vested for Fiscal 2023

The following table sets forth certain information regarding option exercises by our named executive officers in the year ended December 31, 2023, and RSUs and PSUs held by our named executive officers that vested in the year ended December 31, 2023:

	Option Awards		Stock Awards
	Number of	Value	Number of		Value
	Shares Acquired	Realized	Shares Acquired		Realized
	on Exercise	on Exercise	on Vesting		on Vesting
Name	(#)	($)(1)	(#)		($)(2)
Daniel L. Reuvers	—	—	38,772	(3)	615,987
Elaine M. Birkemeyer	—	—	—		—
Kristie T. Burns	—	—	10,646	(4)	170,888
Sherri L. Ferstler	—	—	—		—
Brent A. Moen	—	—	15,839	(5)	236,189

(1)	Represents the difference between the option exercise price and the closing price of our common stock, as reported on the Nasdaq Global Market, on the date of exercise, multiplied by the number of shares of our common stock underlying the stock options that were exercised.
(2)	Represents the closing price of our common stock, as reported on the Nasdaq Global Market, on the date of vesting, multiplied by the number of shares of common stock underlying RSUs or PSUs that vested.
(3)	Represents 23,795 RSUs that vested during 2023 and 14,977 2022 PSUs that were earned for the 2023 performance period and vested on February 24, 2024, the date the Compensation and Organization Committee certified the number of 2022 PSUs earned.
(4)	Represents 7,651 RSUs that vested during 2023 and 2,995 2022 PSUs that were earned for the 2023 performance period and vested on February 24, 2024, the date the Compensation and Organization Committee certified the number of 2022 PSUs earned.
(5)	Represents 15,839 RSUs that vested during 2023.

2024 Proxy Statement	47

Executive Compensation

 Potential Payments Upon Termination or Change in Control

Severance and Restrictive Covenant Arrangements

Each of Mr. Reuvers and Mses. Birkemeyer, Burns and Ferstler are current participants the Severance Plan and each is a party to a Restrictive Covenants Agreement with us. The terms of the Severance Plan are summarized below under “— Severance Plan.”

The Restrictive Covenants Agreements with each of our named executive officers provide that, among other matters, while the executive officer is employed by us and for a period of 12 months thereafter, he or she will not (i) engage in any competitive business, subject to certain exceptions; (ii) solicit, hire or engage our employees or contractors, or certain former employees; and (iii) solicit, request, advise or induce customers, suppliers or other business contacts of ours to cancel, curtail or otherwise adversely change its relationship with us. Under the Restrictive Covenants Agreements, each executive officer also agrees to disclose and assign to us any and all improvements and inventions that he or she conceives or reduces to practice during his or her employment. In addition, the Restrictive Covenants Agreements contain customary confidentiality provisions.

Severance Plan

Under the Severance Plan, a participant will be entitled to receive the specified severance benefits if his or her employment is terminated (i) at our initiative other than for Cause (as defined below) or (ii) by the participant for Good Reason (as defined below) (each such type of termination, a “Qualifying Severance Event”). A participant who experiences a Qualifying Severance Event will be eligible to receive certain severance benefits under the Severance Plan, including:

●	if the Qualifying Severance Event occurs prior to a Change in Control (as defined below), payment of:

o	an amount equal to two times (for our Chief Executive Officer) or one times (for all other participants) his or her annualized base salary as of the termination date, payable in accordance with our regular payroll schedule for 24 months (for our Chief Executive Officer) or 12 months (for all other participants) thereafter; and

o	the portion of the premium costs that we would have paid, if the participant had remained employed by us, for any continued group health insurance coverage following the termination date, at the same level of coverage, for a period of 18 consecutive months (for our Chief Executive Officer) or 12 consecutive months (for all other participants) after the termination date (or until group health or dental coverage from another employer is received, if earlier); and

●	if the Qualifying Severance Event occurs within 12 months after a Change in Control, payment of:

o	an amount equal to two times (for our Chief Executive Officer) or one times (for all other participants) the sum of (i) his or her annualized base salary as of the termination date, plus (ii) his or her target incentive bonus as of the termination date, payable in a lump sum on the first payroll date occurring more than 60 days after the termination date; and

48	Tactile Systems Technology, Inc.

Executive Compensation

o	the portion of the premium costs that we would have paid, if the participant had remained employed by us, for any continued group health insurance coverage following the termination date, at the same level of coverage, for a period of 18 consecutive months (for our Chief Executive Officer) or 12 consecutive months (for all other participants) after the termination date (or until group health or dental coverage from another employer is received, if earlier).

In addition, if a participant experiences a Qualifying Severance Event and the termination date occurs:

●	before a Change in Control, then with respect to any equity-based award that has been granted to him or her under one of our equity plans and is outstanding and not fully vested on such termination date (an “Equity Award”), a pro rata portion of the unvested portion of such Equity Award will vest as of the date the participant’s release of claims becomes irrevocable; and
●	within 12 months after a Change in Control, then the unvested portion of any Equity Award that is outstanding on such termination date will vest as of the date the participant’s release becomes irrevocable.

In either case, if the Equity Award is subject to the satisfaction of performance goals over a performance period, the number of shares or units for purposes of the above determinations will be the number of target shares or units in the award. For pro rata determinations, the PSU award agreements provide that the vesting or performance period to be used is the period of time between the grant date of the units and the third anniversary of the grant date. Further, if an Equity Award is a stock option or stock appreciation rights award that vests as provided above, it will remain exercisable to the extent so vested for one year after the termination date.

Under the Severance Plan, “Cause” is generally defined as: an act or acts of dishonesty intended to result in personal gain or enrichment at the expense of the Company; unlawful conduct or gross misconduct that is materially injurious to the Company; being convicted of a felony; or any material breach of a written agreement between the participant and the Company that has not been cured within 15 days following notice.

Under the Severance Plan, “Good Reason” generally means the occurrence of any of the following events without the participant’s consent: the assignment of the participant to a position with responsibilities or duties of a materially lesser status or degree than his or her position as of the date the Severance Plan was adopted; any material breach of any terms or conditions of any written agreement between the Company and the participant by the Company not caused by the participant; or the requirement by the Company that the participant relocate out of the Minneapolis/St. Paul Metropolitan area or metropolitan area designated by the Company at the later of the participant’s initial employment date or the date the Severance Plan was adopted. Certain notice and timing requirements apply for a termination to qualify as being for “Good Reason.”

The Severance Plan defines “Change in Control” by reference to the definition of that term in the 2016 Plan, which is discussed below under “—Equity Awards—2016 Plan.”

To receive benefits under the Severance Plan, a participant must sign and not rescind a release form approved by us. Payment of severance benefits under the Severance Plan is also subject to other conditions, and will be terminated if the participant violates his or her ongoing obligations with respect to non-disclosure of confidential information, assignment of intellectual property, non-competition and non-solicitation.

2024 Proxy Statement	49

Executive Compensation

Equity Awards

2016 Plan

Generally, the award agreements with respect to RSUs, stock options and PSUs granted under the 2016 Plan to the named executive officers provide that, except with respect to terminations following certain corporate transactions described below or due to death or disability, upon termination of the officer’s service with our Company, all unvested and unexercisable portions of his or her outstanding awards will immediately be forfeited. If a named executive officer’s service with our Company terminates other than for cause (as defined in the 2016 Plan), death or disability, the vested and exercisable portions of the officer’s outstanding option awards generally will remain exercisable for three months after termination. Upon termination for cause, all unexercised stock option awards will be forfeited.

Upon termination of a named executive officer’s service with our Company due to death or disability, all unvested RSUs will vest as of such termination date, and all stock options will vest as of such termination date and will generally remain exercisable for one year thereafter. With respect to the 2022 PSUs, in the event of the termination of a named executive officer’s service with our Company by reason of disability, (i) if such termination occurs prior to the date the Compensation and Organization Committee certifies the number of earned PSUs, he or she will be entitled to have vest, on that certification date, a pro rata portion of the earned PSUs, which pro rata portion will be based on the number of days he or she was employed in the applicable performance period; or (ii) if such termination occurs after the date the Committee certifies the number of earned PSUs, he or she will be entitled to have vest, on the termination date, all unvested earned PSUs. With respect to the 2023 PSUs, in the event of the termination of a named executive officer’s service with our Company by reason of disability, he or she will be entitled to have vest, on the termination date, all unvested earned PSUs for completed performance years.

Further with respect to the 2022 PSUs, in the event of the termination of a named executive officer’s service with our Company due to death, (i) if such termination occurs prior to the date the Compensation and Organization Committee certifies the number of earned PSUs, he or she will be entitled to have vest, on the termination date, a pro rata portion of the target number of PSUs applicable to that officer, which pro rata portion will be based on the number of days he or she was employed in the applicable performance period; or (ii) if such termination occurs after the date the Compensation and Organization Committee certifies the number of earned PSUs, he or she will be entitled to have vest, on the termination date, all unvested earned PSUs. With respect to the 2023 PSUs, in the event of the termination of a named executive officer’s service with our Company due to death, he or she will be entitled to have vest, on the termination date (i) for completed performance years, all unvested earned PSUs; and (ii) for uncompleted performance years, a pro rata portion of the applicable performance year target number of PSUs applicable to that officer, which pro rata portion will be based on the number of days he or she was employed during the applicable performance year.

Unless otherwise provided in an award agreement, in the event of a Change in Control that is a corporate transaction, the surviving or successor entity may continue, assume or replace some or all of the outstanding awards under the 2016 Plan. Our award agreements with our named executive officers generally provide that if awards granted to the executive officer under the 2016 Plan are continued, assumed or replaced in connection with a Change in Control and if within one year after the transaction the named executive officer experiences an involuntary termination of service other than for cause, or terminates his or her employment for good reason, the named executive officer’s outstanding: (i) RSUs will vest in full; (ii) stock options will vest in full and will remain exercisable for one year following termination; and (iii) PSUs will vest in an amount equal to (a) the target number of PSUs applicable to that officer or, if the performance period has ended, the number of earned PSUs applicable to that officer, minus (b) the number of PSUs that vested prior to such termination date.

50	Tactile Systems Technology, Inc.

Executive Compensation

If awards granted to any named executive officer are not continued, assumed or replaced in connection with a Change in Control, then (i) any outstanding RSUs will vest immediately prior to the transaction, (ii) any outstanding stock options will become fully exercisable for a period of time prior to the transaction and terminate at the time of the transaction; and (iii) any outstanding PSUs will vest in an amount equal to: (a) if the performance period has not ended, the target number of PSUs applicable to that named executive officer, or (b) if the performance period has ended, the number of earned PSUs applicable to that named executive officer minus the number of PSUs that vested prior to the date of the Change in Control. Alternatively, the Compensation and Organization Committee may provide for the cancellation of any outstanding award in exchange for payment to the holder of the amount of the consideration that would have been received in the transaction for the number of shares subject to the award less the aggregate exercise price (if any) of the award.

In the event of a Change in Control that does not involve a corporate transaction, the Compensation and Organization Committee, in its discretion, may take such action as it deems appropriate with respect to outstanding awards, which may include providing for the cancellation of any award in exchange for payment to the holder of the amount of the consideration that would have been received in the Change in Control for the number of shares subject to the award less the aggregate exercise price (if any) of the award, or making adjustments to any award to reflect the Change in Control, including the acceleration of vesting in full or in part.

For purposes of the 2016 Plan, a “Change in Control” generally refers to a corporate transaction (as defined in the next sentence), the acquisition by a person or group of more than 50% of the combined voting power of our stock, or our “continuing directors” ceasing to constitute a majority of the members of the Board of Directors. A “corporate transaction” generally refers to (i) a sale or other disposition of all or substantially all of the assets of our Company, or (ii) a merger, consolidation, share exchange or similar transaction involving our Company, regardless of whether our Company is the surviving corporation.

Potential Payments Table

The table below reflects the estimated value of compensation and benefits payable to each of our named executive officers upon the occurrence of certain events. The amounts in the table are based on a hypothetical termination of employment or change in control date on December 31, 2023.

In connection with Mr. Moen’s resignation from the Company effective March 19, 2023, he did not receive any payments or benefits in connection with his termination of employment, and his participation in the Severance Plan and all outstanding equity awards held by him were terminated effective upon his termination of employment.

2024 Proxy Statement	51

Executive Compensation

	Involuntary Termination: Without Cause or for Good Reason Prior to a Change in Control	Involuntary Termination: Without Cause or for Good Reason Within 12 Months Following a Change in Control	Termination Due to Death or Disability	Change in Control and Equity Awards Not Assumed
Name/Benefits	($)	($)	($)	($)
Daniel L. Reuvers
Base salary	1,300,000	1,300,000	—	—
Annual bonus	—	650,000	—	—
Health benefits	16,442	16,442	—	—
Value of accelerated stock options(1)	—	—	—	—
Value of accelerated RSUs(2)	461,418	1,301,214	1,301,214	1,301,214
Value of accelerated PSUs(2)(3)	1,100,028	1,393,211	891,634	1,393,211
Total	2,877,888	4,660,867	2,192,848	2,694,425

Elaine M. Birkemeyer
Base salary	400,000	400,000	—	—
Annual bonus	—	220,000	—	—
Health benefits	—	—	—	—
Value of accelerated stock options(1)	—	—	—	—
Value of accelerated RSUs(2)	89,118	415,672	415,672	415,672
Value of accelerated PSUs(2)(3)	75,290	149,750	40,726	149,750
Total	564,408	1,185,422	456,398	565,422

52	Tactile Systems Technology, Inc.

Executive Compensation

Potential Payments Table (cont.)

	Involuntary Termination: Without Cause or for Good Reason Prior to a Change in Control	Involuntary Termination: Without Cause or for Good Reason Within 12 Months Following a Change in Control	Termination Due to Death or Disability	Change in Control and Equity Awards Not Assumed
Name/Benefits	($)	($)	($)	($)
Kristie T. Burns
Base salary	376,000	376,000	—	—
Annual bonus	—	188,000	—	—
Health benefits	14,564	14,564	—	—
Value of accelerated stock options(1)	—	—	—	—
Value of accelerated RSUs(2)	160,489	425,754	425,754	425,754
Value of accelerated PSUs(2)(3)	219,376	283,641	177,363	283,641
Total	770,429	1,287,959	603,117	709,395

Sherri L. Ferstler
Base salary	340,000	340,000	—	—
Annual bonus	—	170,000	—	—
Health benefits	9,614	9,614	—	—
Value of accelerated stock options(1)	—	—	—	—
Value of accelerated RSUs(2)	35,135	267,424	267,424	267,424
Value of accelerated PSUs(2)(3)	—	—	—	—
Total	384,749	787,038	267,424	267,424

(1)	The value of the accelerated stock options is calculated based on the number of shares of our common stock subject to accelerated unvested stock options multiplied by the difference between $14.30, the closing price for a share of our common stock on the Nasdaq Global Market on December 29, 2023 (the last trading day of 2023), and the per share exercise price. None of the unvested stock options outstanding as of December 31, 2023 had an exercise price below the closing price of our stock; as a result, the amounts related to stock options in the table are zero.
(2)	The value of accelerated RSUs and PSUs is determined by multiplying the number of accelerated unvested units by $14.30, the closing price for our common stock on December 29, 2023, the last trading day of 2023.
(3)	To determine the number of PSUs for which vesting would be accelerated, the “Involuntary Termination: Without Cause or for Good Reason Prior to a Change in Control” column utilize: (a) for the 2021 PSUs, the number of earned PSUs that had not vested as of December 31, 2023; (b) for the 2022 PSUs, the total number of 2022 PSUs earned; and (c) for the 2023 PSUs, the number of PSUs earned for the 2023 performance year and the target number of PSUs that can be earned for the 2024 and 2025 performance years pro-rated as provided in the award agreements. To determine the number of PSUs for which vesting would be accelerated for the “Termination Due to Death or Disability” column utilize: (a) for the 2021 PSUs, the total number of earned PSUs that had not vested as of December 31, 2023; (b) for the 2022 PSUs, the total number of PSUs earned; and (c) for the 2023 PSUs, the total number of shares earned with respect to the 2023 performance year. To determine the number of PSUs for which vesting would be accelerated, the “Involuntary Termination: Without Cause or for Good Reason Within 12 Months Following a Change in Control” column and the “Change in Control and Equity Awards Not Assumed” column utilize: (a) for the 2021 PSUs, the total number of earned PSUs that had not vested as of December 31, 2023; (b) for the 2022 PSUs, the total number of PSUs earned; and (c) for the 2023 PSUs, the number of PSUs earned for the 2023 performance year and the target number of PSUs that can be earned for the 2024 and 2025 performance years.

2024 Proxy Statement	53

CEO PAY RATIO

The following is the annual disclosure of the ratio of our median employee’s annual total compensation to the annual total compensation of Daniel L. Reuvers, our Chief Executive Officer (our “CEO”). For 2023:

●	the annual total compensation of our median employee was $85,664; and
●	the total compensation of our CEO, as reported in the 2023 Summary Compensation Table included in this Proxy Statement, was $2,874,593.

Based on this information for 2023, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 34:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee as of December 31, 2023, at which time we had approximately 992 employees, all of whom are U.S. employees. Our median employee was identified based on the cash compensation paid related to 2023 to all members of our workforce including full-time and part-time employees, other than our CEO, who were employed on December 31, 2023. We annualized the cash compensation of employees who were employed on December 31, 2023 but had not worked for us for all of 2023. For purposes of determining the cash compensation paid related to 2023, we included the amount of base salary the employee received during 2023 and the amount of any cash incentives earned in 2023.

Once we identified our median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determine the total compensation of our named executive officers for purposes of the 2023 Summary Compensation Table disclosed above.

54	Tactile Systems Technology, Inc.

PAY VERSUS PERFORMANCE

The following table sets forth compensation of our CEO (the Principal Executive Officer, referred to in this section as “PEO”) and our other named executive officers (the “Non-PEO NEOs”), on an average basis, along with total shareholder return, net income (loss), and total revenue for our fiscal years 2023, 2022, 2021, and 2020.

							Value of Initial Fixed $100 Investment Based on:
Year (1)	Summary Compensation Table Total for Current PEO ($)	Compensation Actually Paid to Current PEO (2) ($)	Summary Compensation Table Total for Former PEO ($)	Compensation Actually Paid to Former PEO (2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs (2) ($)	Company Total Shareholder Return (3) ($)	Peer Group Total Shareholder Return (3) ($)	Net Income (Loss) ($) (in thousands)	Total Revenue (4) ($) (in thousands)
2023	2,874,593	3,205,532	—	—	755,916	593,656	21.18	98.68	28,515	274,423
2022	3,220,584	1,851,324	—	—	1,166,401	768,103	17.00	104.93	(17,866)	246,785
2021	2,076,884	459,477	—	—	941,781	359,062	28.18	137.24	(11,811)	208,057
2020	2,024,978	2,465,081	687,888	(1,156,368)	1,391,233	515,160	66.57	132.83	(620)	187,130

(1) Daniel L. Reuvers was our PEO in each of 2023, 2022 and 2021, as well as in 2020 starting on June 8, 2020. Gerald R. Mattys served as our PEO in 2020 through June, 8 2020. In 2023, Elaine M. Birkemeyer, Kristie T. Burns, Sherri L. Ferstler and Brent A. Moen were our Non-PEO NEOs. In 2022 and 2021, Brent A. Moen, Kristie T. Burns and Eric Pauls were our Non-PEO NEOs. In 2020, Brent A. Moen, Robert J. Folkes and Bryan Rishe were our Non-PEO NEOs.

(2) The dollar amounts reported represent the Compensation Actually Paid (“CAP”) to the NEOs in accordance with, and using the adjustments set forth in, Item 402(v) of Regulation S-K. The following adjustments related to equity awards were made to their total compensation each year as reported in the Summary Compensation Table (“SCT”) to determine the CAP:

Reconciliation of PEO Summary Compensation Table Total to Compensation Actually Paid

Year	Reported SCT Total ($)	Equity Award Adjustments ($)	Compensation Actually Paid ($)
2023	2,874,593	330,939	3,205,532
2022	3,220,584	(1,369,260)	1,851,324
2021	2,076,884	(1,617,407)	459,477
2020 (Current)	2,024,978	440,103	2,465,081
2020 (Former)	687,888	(1,844,256)	(1,156,368)

Reconciliation of Average Non-PEO NEO Summary Compensation Table Total to Compensation Actually Paid

Year	Reported SCT Total ($)	Equity Award Adjustments ($)	Compensation Actually Paid ($)
2023	755,916	(162,260)	593,656
2022	1,166,401	(398,298)	768,103
2021	941,781	(582,719)	359,062
2020	1,391,233	(876,073)	515,160

(3) Our peer group for the calculation of total shareholder return (“TSR”) is the S&P Healthcare Equipment Select Industry Index, which is the industry index used in our stock price performance graph in our Form 10-K for the fiscal year ended December 31, 2023. TSR, in the case of both the Company and our peer group, reflects the cumulative return on $100 as if invested on December 31, 2019, including reinvestment of any dividends.

(4) Our company-selected measure, which we believe represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the NEOs for 2023 to company performance, is revenue. Revenue is one of the metrics under both the 2023 annual cash incentive program and the 2023 PSUs.

2024 Proxy Statement	55

Pay Versus Performance

In order to calculate CAP, the following amounts were excluded from or added to the SCT total compensation:

Current PEO

Year	Deduct: Grant Date Fair Value of Covered Year Equity Awards ($)	Year End Fair Value of Covered Year Equity Awards ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in a Prior Year that were Unvested at End of Covered Year ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in a Prior Year that Vested in the Covered Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	(1,506,836)	1,406,539	249,724	—	181,513	—	—	330,939
2022	(1,999,984)	1,081,241	(323,775)	—	(126,742)	—	—	(1,369,260)
2021	(1,499,930)	598,713	(382,129)	—	(334,060)	—	—	(1,617,407)
2020	(1,417,951)	1,858,054	—	—	—	—	—	440,103

In connection with his appointment as CEO in 2020, Mr. Reuvers received a grant of stock options that included a market condition related to stock price in order to vest. Due to that market condition, the grant date fair value of those stock options was determined using the Monte Carlo Simulation model. The market condition was satisfied in the first quarter of 2021, and as a result, we have used the Black-Scholes valuation model (which is the valuation model used for all other stock option awards we have granted) to value these stock options for all dates subsequent to the grant date as part of the CAP calculations.

Former PEO

Year	Deduct: Grant Date Fair Value of Covered Year Equity Awards ($)	Year End Fair Value of Covered Year Equity Awards ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in a Prior Year that were Unvested at End of Covered Year ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in a Prior Year that Vested in the Covered Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	—	—	—	—	—	—	—	—
2022	—	—	—	—	—	—	—	—
2021	—	—	—	—	—	—	—	—
2020	—	—	(546,525)	—	(484,627)	(813,103)	—	(1,844,256)

Average Non-PEO NEOs

Year	Deduct: Grant Date Fair Value of Covered Year Equity Awards ($)	Year End Fair Value of Covered Year Equity Awards ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in a Prior Year that were Unvested at End of Covered Year ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in a Prior Year that Vested in the Covered Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	(397,276)	300,766	16,319	—	24,594	(106,664)	—	(162,260)
2022	(599,979)	333,793	(104,006)	—	(28,107)	—	—	(398,298)
2021	(622,120)	239,005	(114,494)	—	(5,881)	(79,229)	—	(582,719)
2020	(933,225)	614,574	(159,351)	33,592	(258,905)	(172,758)	—	(876,073)

56	Tactile Systems Technology, Inc.

Pay Versus Performance

Compensation Actually Paid versus Total Revenue:

Compensation Actually Paid versus Net Income (Loss):

2024 Proxy Statement	57

Pay Versus Performance

Compensation Actually Paid versus Company and Peer Group TSR:

The items listed below represent the most important financial performance measures we used to link compensation actually paid to the NEOs for 2023, to company performance, as further described in our Compensation Discussion and Analysis.

Most Important Company Performance Measures
Total Revenue
Adjusted EBITDA
Adjusted EBITDA Margin

58	Tactile Systems Technology, Inc.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning our equity compensation plans as of December 31, 2023:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,213,688	(2)	40.74	(3)	7,179,612	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	1,213,688	(2)	40.74	(3)	7,179,612	(4)

(1)	Includes the 2016 Plan and the ESPP.
(2)	Consists of stock options, RSUs, and PSUs. The number of 2022 PSUs included in these amounts consists of the number of PSUs equal to 67% of the earned 2022 PSUs based on 2023 performance, which vest in 2025. The number of 2023 PSUs included in these amounts consists of (a) the number of earned 2023 PSUs with respect to the 2023 performance year, and (b) the maximum number of 2023 PSUs that participants are eligible to earn with respect to the 2024 and 2025 performance years.
(3)	Represents the weighted average exercise price of outstanding stock options. Does not take into account the outstanding RSUs and PSUs which, when settled, will be settled in shares of our common stock on a one-for-one basis at no additional cost.
(4)	Consists of shares available for awards under the 2016 Plan and the ESPP as of December 31, 2023. The 2016 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under the 2016 Plan automatically increases on January 1 of each year beginning on January 1, 2017 and ending on January 1, 2026 in an amount equal to the lesser of: (i) 5% of the total number of shares outstanding as of December 31 of the immediately preceding calendar year; (ii) 2,500,000 shares; or (iii) a number of shares determined by our Board of Directors. As of December 31, 2023, there were 5,809,744 shares available for future awards under the 2016 Plan. The ESPP also contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under the ESPP shall automatically increase on January 1 of each year beginning on January 1, 2017 and ending on January 1, 2026 in an amount equal to the lesser of: (i) 1% of the total number of shares outstanding as of December 31 of the immediately preceding calendar year; (ii) 500,000 shares; or (iii) a number of shares determined by our Board of Directors. As of December 31, 2023, there were 1,369,868 shares available for issuance under the ESPP, of which 28,637 shares were subject to purchase based upon the payroll withholdings to that date under the ESPP for the current purchase period.

2024 Proxy Statement	59

proposal 4: aPPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ALLOW FOR EXCULPATION OF OFFICERS AS PERMITTED BY DELAWARE LAW

In August 2022, the State of Delaware, which is the Company’s state of incorporation, enacted legislation that enables Delaware corporations to limit the personal liability of certain of their officers for monetary damages for breach of the duty of care in certain circumstances, as permitted under Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). In light of this legislation, the Board of Directors has adopted, and recommends that stockholders approve, an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to allow for exculpation of certain of the Company’s officers to the extent permitted by Delaware law (the “Exculpation Amendment”). The full text of the Exculpation Amendment is provided in the form of Certificate of Amendment to the Restated Certificate (the “Certificate of Amendment”) attached as Appendix B to this Proxy Statement.

In accordance with the DGCL, the officers who would be covered by the Exculpation Amendment include any officer who, during the course of conduct alleged to be wrongful, (i) is or was the Company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, or chief accounting officer; (ii) is or was identified in the Company’s public filings with the SEC as one of the most highly compensated officers of the Company; or (iii) has, by written agreement with the Company, consented to being identified as an officer for purposes of accepting service of process.

The Exculpation Amendment is aligned with the narrow class and type of claims for which certain officers’ liability can be exculpated under Section 102(b)(7) of the DGCL. Accordingly, the Exculpation Amendment would only permit exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the Company) and would not apply to: (i) breaches of the duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) any transaction in which the officer derived an improper personal benefit.

In considering whether to propose the Exculpation Amendment, the Board of Directors considered that the role of an officer (like the role of a director) often requires them to make time-sensitive decisions on critical matters that can create substantial risk of investigations, claims, actions, lawsuits, or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. The Board of Directors believes the proposed Exculpation Amendment better aligns the protections available to the Company’s officers with those currently available to the Company’s directors and would lower the risk of plaintiffs’ lawyers adding officers to direct claims relating to breaches of the duty of care, which can lead to increased litigation and insurance costs.

60	Tactile Systems Technology, Inc.

Proposal 4: Approval of an Amendment to Our Amended and Restated Certificate of Incorporation

In addition, the Board believes that the Exculpation Amendment would better position the Company to continue to attract and retain top executive talent by providing protection against the potential exposure to liabilities and costs of defense tied to such claims.

For these reasons, and taking into account the narrow class of officers and the limits on the types of claims for which those officers’ liability would be exculpated, the Board of Directors determined that approval of the Exculpation Amendment to allow for exculpation of certain of the Company’s officers is advisable and in the best interests of the Company and its stockholders.

The Exculpation Amendment also provides that if the DGCL is amended after approval by the stockholders to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or an officer of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

If the stockholders approve the Exculpation Amendment, it will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which the Company anticipates doing shortly following stockholder approval. Other than the replacement of the existing Section 8.1 and the heading of Article 8, the remainder of the Company’s Restated Certificate will remain unchanged after effectiveness of the Certificate of Amendment. The complete text of the proposed Exculpation Amendment is included in the Certificate of Amendment attached as Appendix B to this Proxy Statement.

Board of Directors’ Recommendation

The Board of Directors recommends that stockholders vote FOR the amendment to the Company’s Amended and Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law.

2024 Proxy Statement	61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 13, 2024, for: each person known to the Company to be the beneficial owner of more than 5% of our outstanding common stock; each of our named executive officers; each of our directors and nominees; and all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to the Company that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 23,759,462 shares of our common stock outstanding as of March 13, 2024. The number of shares beneficially owned includes shares of our common stock that each person has the right to acquire within 60 days of March 13, 2024, including upon the exercise of stock options and the vesting of RSUs. These shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person.

62	Tactile Systems Technology, Inc.

Security Ownership of Certain Beneficial Owners and Management

Name of Beneficial Owner	Amount and Nature of Ownership	Percentage of Class
5% or Greater Stockholders
First Light Asset Management, LLC (1)
3300 Edinborough Way, Suite 201, Edina, MN 55435	2,865,547	12.1%
BlackRock, Inc. (2)
50 Hudson Yards, New York, NY 10001	2,425,168	10.2%
Cadian Capital Management, LP (3)
535 Madison Avenue, 36th Floor, New York, NY 10022	1,745,000	7.3%
The Vanguard Group (4)
100 Vanguard Blvd., Malvern, PA 19355	1,370,016	5.8%
Waddell & Reed Financial, Inc. (5)
6300 Lamar Avenue, Overland Park, KS 66202	1,202,852	5.1%
Named Executive Officers and Directors
Daniel L. Reuvers (6)	140,353	*
Brent A. Moen	48,760	*
Raymond O. Huggenberger (7)	36,948	*
William W. Burke (8)	31,486	*
Kristie T. Burns (9)	23,719	*
Sheri L. Dodd (10)	23,185	*
Valerie L. Asbury (10)	22,275	*
D. Brent Shafer (10)	22,275	*
Carmen B. Volkart (10)	11,151	*
Elaine M. Birkemeyer (11)	9,689	*
B. Vindell Washington (12)	8,700	*
Sherri L. Ferstler	—	*
All current executive officers and directors as a group (11 persons) (13)	329,781	1.4%

*Less than 1%.

(1)	Based on a Schedule 13G filed with the SEC on February 14, 2024 by First Light Asset Management, LLC and Matthew P. Arens, that they have shared voting and dispositive power with respect to 2,865,547 shares of our common stock.
(2)	Based on a Schedule 13G/A filed with the SEC on January 24, 2024 by BlackRock, Inc., that it has sole voting power with respect to 2,317,142 shares and sole dispositive power with respect to 2,425,168 shares of our common stock.
(3)	Based on a Schedule 13G filed with the SEC on February 14, 2024 by Cadian Capital Management, LP, Cadian Capital Management GP, LLC and Eric Bannasch that they have shared voting and dispositive power with respect to 1,745,000 shares of our common stock.
(4)	Based on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, that it has shared voting power with respect to 38,012 shares, sole dispositive power with respect to 1,322,686 shares and shared dispositive power with respect to 47,330 shares of our common stock.
(5)	Based on a Schedule 13G/A filed with the SEC on February 12, 2021 by Waddell & Reed Financial, Inc. and its investment advisory subsidiary Ivy Investment Management Company, that they have sole voting power and sole dispositive power with respect to 1,202,852 shares of our common stock.
(6)	Includes 70,481 shares subject to options that are exercisable as of, or will be exercisable within 60 days following, March 13, 2024.
(7)	Includes 7,175 shares subject to options that are exercisable as of, or will be exercisable within 60 days following, March 13, 2024, and 7,737 RSUs that are scheduled to vest within 60 days following March 13, 2024.
(8)	Includes 3,713 shares subject to options that are exercisable as of, or will be exercisable within 60 days following, March 13, 2024, and 7,737 RSUs that are scheduled to vest within 60 days following March 13, 2024.

2024 Proxy Statement	63

Security Ownership of Certain Beneficial Owners and Management

(9)	Includes 5,094 shares subject to options that are exercisable as of, or will be exercisable within 60 days following, March 13, 2024, and 2,261 RSUs that are scheduled to vest within 60 days following March 13, 2024.
(10)	Includes 7,737 RSUs that are scheduled to vest within 60 days following March 13, 2024.
(11)	Includes 9,689 RSUs that are scheduled to vest within 60 days following March 13, 2024.
(12)	Includes 8,700 RSUs that are scheduled to vest within 60 days following March 13, 2024.
(13)	Excludes Mr. Moen.

64	Tactile Systems Technology, Inc.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

 Compensation and Organization Committee Interlocks and Insider Participation

None of the members of our Compensation and Organization Committee during 2023 is or has been our current or former officer or employee or was involved in a relationship requiring disclosure as an interlocking director or under Item 404 of Regulation S-K.

 Policy for Approval of Related Person Transactions

Our Board of Directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our related person policy. Our related person policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by us of a related person. An executive officer is to present a transaction with a related party to the Audit Committee, which is then responsible for approving or denying the transaction. The Audit Committee bases its decision on factors including but not limited to the following:

●	whether the terms are fair to our Company;
●	the role the related person has played in arranging the transaction;
●	the structure of the transaction; and
●	the interests of all related persons in the transaction.

 Transactions with Related Persons

Since January 1, 2023, we have not been a party to any, and there are no currently proposed, transactions in which the amount exceeded or will exceed $120,000, and in which any director, executive officer or holder of more than 5% of any class of our voting stock, or any member of the immediate family of or entities affiliated with any of them, had or will have a material interest.

Indemnification Agreements. Our Certificate of Incorporation and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and Bylaws also provide our Board of Directors with discretion to indemnify our employees and agents when determined appropriate by the Board. In addition, we have entered into agreements to indemnify our directors and executive officers.

2024 Proxy Statement	65

questions and answers about the annual meetinG

The following questions and answers are intended to address briefly some commonly asked questions regarding the Annual Meeting and the matters to be voted on at the Annual Meeting or at any adjournments or postponements thereof. We urge you to read the remainder of this Proxy Statement carefully because the information in this section does not provide all information that might be important to you. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to in this Proxy Statement, which you should read carefully.

 What is the purpose of the Annual Meeting?

The Annual Meeting is being held for the purpose of considering and taking action with respect to the following:

1.	to elect eight directors, William W. Burke, Valerie L. Asbury, Sheri L. Dodd, Raymond O. Huggenberger, Daniel L. Reuvers, D. Brent Shafer, Carmen B. Volkart, and B. Vindell Washington, to serve until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal;
2.	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024;
3.	to approve, on an advisory basis, the 2023 compensation of our named executive officers as disclosed in this Proxy Statement;
4.	to approve an amendment to our Amended and Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law; and
5.	to transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

 Who is entitled to vote at the Annual Meeting?

As of the close of business on March 13, 2024, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 23,759,462 shares of our common stock, par value $0.001 per share, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder.

 What constitutes a quorum for the Annual Meeting?

Our Bylaws provide that a majority of the voting power of the shares of stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Under the DGCL, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

66	Tactile Systems Technology, Inc.

Questions and Answers About the Annual Meeting

 What is the difference between a “stockholder of record” and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.”

 What are broker non-votes?

If your shares are held in “street name,” your broker, bank or other nominee is required to vote your shares according to your instructions. If you do not give instructions to your broker, bank or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposals 1, 3 and 4 are “non-discretionary” items. If you do not instruct your broker, bank or other nominee how to vote with respect to those proposals, it may not vote for those proposals, and those votes will be counted as broker “non-votes.” Proposal 2 is considered to be a discretionary item, and your broker, bank or other nominee will be able to vote on this proposal even if it does not receive instructions from you.

 What vote is required to approve each proposal?

The following sets forth the votes that are required from the holders of common stock to approve each of the proposals, and the impact of abstentions and broker non-votes:

Proposal Number	Subject	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
1	Election of directors

Directors will be elected by a plurality of the votes cast. The nominees receiving the most FOR votes will be elected. Withholding authority to vote with respect to nominees will not affect the outcome of the vote.

Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

2	Ratification of appointment of independent registered public accounting firm	The holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.

2024 Proxy Statement	67

Questions and Answers About the Annual Meeting

3	Advisory vote to approve the compensation of our named executive officers	The holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.

4	Approval of amendment to Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law	The holders of a majority of the outstanding shares entitled to vote.	Abstentions and broker non-votes will have the same effect as votes cast AGAINST the proposal.

 What are the Board of Directors’ recommendations on how I should vote my shares?

●	Proposal 1: FOR all nominees for election as directors.
●	Proposal 2: FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024.
●	Proposal 3: FOR the advisory vote to approve the compensation of our named executive officers.
●	Proposal 4: FOR the approval of the amendment to our Amended and Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law.

 How can I vote?

During the Annual Meeting

If you are a stockholder of record, you may vote online during the Annual Meeting through the link:

www.virtualshareholdermeeting.com/TCMD2024. The 16-digit control number provided on your Notice of Internet Availability of Proxy Materials or proxy card is necessary to access this site.

By Proxy

If you do not wish to vote in person or will not be attending the meeting, you may vote by proxy through the following means.

You can vote your shares by proxy:

●	by mailing a proxy card;
●	via the internet; or
●	over the telephone.

68	Tactile Systems Technology, Inc.

Questions and Answers About the Annual Meeting

Please refer to the specific instructions set forth on the Notice or printed proxy materials. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder. If you hold your shares through a broker, bank or other nominee, the firm that holds your shares will provide you with materials and instructions for voting your shares.

If you complete and submit your proxy before the meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the meeting.

 Can I change my vote after I have submitted a proxy?

If you are a stockholder of record, you may revoke your proxy by (1) following the instructions on the Notice or proxy card, as applicable, and entering a new vote by mail, over the internet or by phone by the time specified on the Notice or proxy card, as applicable, (2) sending a written notice of revocation to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, or (3) virtually attending the Annual Meeting and voting (although attendance at the Annual Meeting will not in and of itself revoke a proxy).

If a broker, bank or other nominee holds your shares, you must contact them in order to find out how to revoke or change your vote.

 What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

 Who is paying for the cost of this proxy solicitation?

The Company is making this solicitation and will pay the entire cost of preparing and distributing the Notice and these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the internet, you are responsible for any internet access charges that you may incur. Our directors, officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise.

 What is the deadline for submitting a stockholder proposal for the 2025 annual meeting?

Any stockholder proposal intended to be included in the Proxy Statement for the 2025 Annual Meeting of Stockholders must satisfy the SEC regulations under Rule 14a-8 of the Exchange Act, and be received no later than November 27, 2024.

2024 Proxy Statement	69

Questions and Answers About the Annual Meeting

In addition, our Bylaws contain advance notice provisions requiring a stockholder who wishes to present a proposal or nominate directors at our next Annual Meeting of Stockholders (whether or not to be included in the Proxy Statement) to comply with certain requirements, including providing timely written notice thereof in accordance with our Bylaws. To be timely for our 2025 Annual Meeting of Stockholders, any such proposal must be delivered in writing to our Corporate Secretary at our principal executive offices between the close of business on January 8, 2025 and the close of business on February 7, 2025. If the date of the next Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the first anniversary of the 2024 Annual Meeting of Stockholders, then notice by the stockholder must be delivered no earlier than the close of business on the 120th day prior to the date of such Annual Meeting and not later than the close of business on the later of (1) the 90th day prior to the date of such Annual Meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made.

In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees for election at the 2025 Annual Meeting, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 10, 2025. If the date of the next Annual Meeting of Stockholders is more than 30 days before or after the first anniversary of the 2024 Annual Meeting of Stockholders, then such notice must be provided by the later of the 60th day prior to the date of such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

All notices related to proposals and nominations must also comply with the requirements of applicable law and the provisions set forth in our Bylaws.

70	Tactile Systems Technology, Inc.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement and 2023 Annual Report to Stockholders, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at Tactile Systems Technology, Inc., 3701 Wayzata Boulevard, Suite 300, Minneapolis, Minnesota 55416, Attention: Corporate Secretary or call us at (612) 355-5100. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or 2023 Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker, bank or other nominee record holder, or you may contact us at the above address or telephone number.

AVAILABILITY OF FORM 10-K

Stockholders may receive, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, including financial statements (and excluding exhibits, which are available for a reasonable fee), by written request to our Corporate Secretary at Tactile Systems Technology, Inc., 3701 Wayzata Boulevard, Suite 300, Minneapolis, Minnesota 55416. Our Form 10-K is also available on our website in the “Investors—Annual Reports & SEC Filings” section of our website at www.tactilemedical.com.

2024 Proxy Statement	71

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act that may incorporate future filings (including this Proxy Statement, in whole or in part), the Audit Committee Report and the Compensation and Organization Committee Report included in this Proxy Statement shall not be incorporated by reference in any such filings.

72	Tactile Systems Technology, Inc.

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is referenced in this Proxy Statement and represents net income plus interest expense, net, less income tax benefit, plus depreciation and amortization, plus stock-based compensation expense, and less the change in fair value of earn-out. Adjusted EBITDA margin represents net income margin (net income divided by revenue) with the same items adjusted as in Adjusted EBITDA. Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures and should not be considered as alternatives to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. The Company’s definition of these measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

The following table contains a reconciliation of Net Income to Adjusted EBITDA:

(In thousands)	Year Ended December 31, 2023
Net Income	$28,515
Interest expense, net	2,273
Income tax benefit	(12,745)
Depreciation and amortization	6,539
Stock-based compensation	7,547
Change in fair value of earn-out	(2,475)
Adjusted EBITDA	$29,654

The following table contains a reconciliation of Net Income Margin to Adjusted EBITDA Margin:

Year Ended December 31, 2023
Net Income Margin	10.4%
Interest expense, net	0.8%
Income tax benefit	(4.6)%
Depreciation and amortization	2.4%
Stock-based compensation	2.8%
Change in fair value of earn-out	(0.9)%
Adjusted EBITDA Margin	10.8%

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2024 Proxy Statement	A-1

APPENDIX B

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

TACTILE SYSTEMS TECHNOLOGY, INC.

Tactile Systems Technology, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: At a meeting of the Board of Directors of the Corporation, the Board of Directors approved a proposed amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation.

SECOND: The proposed amendment provides that the heading of Article 8, and Section 8.1, of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

ARTICLE 8
DIRECTOR AND OFFICER LIABILITY; INDEMNIFICATION AND INSURANCE

8.1          Elimination of Certain Liability of Directors and Officers. The personal liability of the directors and the officers of the Corporation shall be eliminated to the fullest extent permitted by law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

THIRD: Pursuant to Section 242 of the General Corporation Law of the State of Delaware, at the Corporation’s 2024 annual meeting of stockholders, duly called and held, the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: The foregoing amendment shall be effective on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the authorized officer named below, this __ day of ________, 2024.

By:
Name:
Title:

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2024 Proxy Statement	B-1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V31969-P06304 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. TACTILE SYSTEMS TECHNOLOGY, INC. 3701 WAYZATA BLVD. SUITE 300 MINNEAPOLIS, MN 55416 Nominees: 01) William W. Burke 02) Valerie L. Asbury 03) Sheri L. Dodd 04) Raymond O. Huggenberger 05) Daniel L. Reuvers 06) D. Brent Shafer 07) Carmen B. Volkart 08) B. Vindell Washington 3. Approve, on an advisory basis, the 2023 compensation of our named executive officers. 4. Approve an amendment to the Company's Amended and Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024. NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. 1. Elect eight directors TACTILE SYSTEMS TECHNOLOGY, INC. The Board of Directors recommends you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 7, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 7, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V31970-P06304 Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Annual Report are available at www.proxyvote.com. TACTILE SYSTEMS TECHNOLOGY, INC. Annual Meeting of Stockholders May 8, 2024 9:00 AM This proxy is solicited on behalf of the Board of Directors The stockholder(s) hereby appoint(s) Daniel L. Reuvers and Elaine Birkemeyer, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side hereof, all of the shares of Common Stock of TACTILE SYSTEMS TECHNOLOGY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CDT on May 8, 2024 at Faegre Drinker Biddle & Reath LLP, Wells Fargo Center, Suite 2200 90 South Seventh Street, Minneapolis, Minnesota 55402, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.